Exhibit 4.2

AMENDED AND RESTATED
TRUST AGREEMENT
OF
DEUTSCHE BANK CAPITAL FUNDING TRUST X
Dated as of November 15, 2007

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		Page
Section 14.02.	Representations and Warranties of Delaware Trustee	62
ARTICLE 15 MISCELLANEOUS		62
Section 15.01.	Notices	62
Section 15.02.	Governing Law	64
Section 15.03.	Intention of the Parties	64
Section 15.04.	Successors and Assigns	64
Section 15.05.	Partial Enforceability	64
Section 15.06.	Counterparts	64

CROSS-REFERENCES TABLE1

Section of Trust Indenture Act	Section
of 1939, as amended	of Agreement
310(a)	Section 6.03(a)
310(b)	Section 6.03(c), (d)
310(c)	Inapplicable
311(a)	Section 2.02(b)
311(b)	Section 2.02(b)
311(c)	Inapplicable
312(a)	Section 2.02(a)
312(b)	Section 2.02(b)
313	Section 2.03
314(a)	Section 2.04
314(b)	Inapplicable
314(c)	Section 2.05
314(d)	Inapplicable
314(f)	Inapplicable
315(a)	Section 3.09(a), (c)
315(b)	Section 2.07
315(c)	Section 3.09(a)
315(d)	Section 3.09(c)
316(a)	Section 2.06
317(b)	Section 8.07

[1]	This Cross-Reference Table does not constitute part of the Agreement and shall not affect the interpretation of any of its terms or provisions.
Amended & Restated Trust Agreement

AMENDED AND RESTATED
TRUST AGREEMENT
OF
DEUTSCHE BANK CAPITAL FUNDING TRUST X
          AMENDED AND RESTATED TRUST AGREEMENT (the “Agreement”) dated and effective as of November 15, 2007, by the Trustees (as defined herein), the Sponsor (as defined herein), the Bank (as defined herein) and the Holders (as defined herein), from time to time, of undivided beneficial interests in the Trust Estate (as defined herein) of the Trust (as defined herein) to be issued pursuant to this Agreement;
          WHEREAS, the Trustees and the Sponsor established Deutsche Bank Capital Funding Trust X (the "Trust”) as a statutory trust formed under the Delaware Statutory Trust Act (as defined herein) pursuant to a trust agreement, dated as of October 17, 2007 (the “Initial Trust Agreement”), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 22, 2007 (the “Certificate of Trust”);
          WHEREAS, the Trustees and the Sponsor wish to continue the Trust and to amend and restate in its entirety the Initial Trust Agreement; and
          WHEREAS, the Trustees and the Sponsor wish to operate the Trust for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the Trust Estate of the Trust, guaranteed on a subordinated basis by the Bank, and investing the proceeds thereof in the Class B Preferred Securities (as defined herein);
          NOW, THEREFORE, it being the intention of the parties hereto that this Agreement constitute the governing instrument of the Trust and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto agrees to amend and restate the Initial Trust Agreement for the benefit of the other party and for the benefit of the Holders hereby as follows:
ARTICLE 1
INTERPRETATIONS AND DEFINITIONS
          Section 1.01. Definitions. Unless the context otherwise requires:
     (a) capitalized terms used in this Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;
     (b) a term defined anywhere in this Agreement (i) has the same meaning throughout and (ii) shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein;
     (c) all references to “the Agreement” or “this Agreement” are to this Agreement as modified, supplemented or amended from time to time;

     (d) a term defined in the Trust Indenture Act shall have the same meaning when used in this Agreement unless otherwise defined in this Agreement or unless the context otherwise requires; and
     (e) a term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the LLC Agreement.
          “1940 Act” means the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation.
          “Additional Amounts” has the meaning set forth in Section 7.01(g) hereof.
          “Administrative Action” means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body.
          “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. The terms “controlling”, “controlled by” and “under common control” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.
          “Agency Agreement” has the meaning set forth in Section 8.01(c) hereof.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Trust Preferred Certificate, the rules and procedures of the Clearing Agency for such Global Trust Preferred Certificate, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Asset Property Account” has the meaning set forth in Section 3.08(c) hereof.
          “Authenticating Agent” means the Authenticating Agent appointed pursuant to the Agency Agreement.
          “Authorized Officer” of a Person means any Person that is authorized to bind such Person (either acting singly or acting together with one or more other Persons which Persons, acting together, are authorized to bind such Person).
          “BaFin” means the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht).
          “Bank” means Deutsche Bank Aktiengesellschaft, Frankfurt am Main, a Federal Republic of Germany stock corporation.
          “Bank Indemnified Person” means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any representatives or agents of any Regular Trustee; or (d) any officer,

director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates that is not a Fiduciary Indemnified Person.
          “Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to remain closed.
          “Capital Payments” means (i) with respect to the Trust Preferred Securities, periodic distributions to the Holders of the Trust Preferred Securities paid in accordance with this Agreement to Holders of the Trust Preferred Securities and (ii) with respect to the Class B Preferred Securities, periodic distributions to holders of the Class B Preferred Securities declared (or deemed declared) and paid in accordance with the LLC Agreement.
          “Cash Property Account” has the meaning set forth in Section 3.08(c) hereof.
          “Certificate” means a certificate representing the Trust Common Security or the Trust Preferred Securities.
          “Certificate of Trust” has the meaning set forth in the preamble of this Agreement.
          “Class A Preferred Securities” means noncumulative Class A Preferred Securities representing preferred ownership interests in the Company.
          “Class B Preferred Guarantee” means the Class B Preferred Securities Subordinated Guarantee Agreement dated as of November 15, 2007, as amended from time to time, between the Bank, as guarantor, and The Bank of New York, as Class B Preferred Guarantee Trustee, for the benefit of the Class B Preferred Securityholders from time to time.
          “Class B Preferred Guarantee Trustee” has the meaning specified in the Class B Preferred Guarantee.
          “Class B Preferred Securities” means noncumulative Class B Preferred Securities representing preferred ownership interests in the Company.
          “Class B Preferred Securityholder” has the meaning assigned thereto in the LLC Agreement.
          “Class B Redemption Date” has the meaning set forth in the LLC Agreement.
          “Clearing Agency” means, initially, DTC and, thereafter, shall mean any successor securities clearing system appointed or designated by the Sponsor or the Trust to effect book-entry transfers and pledges of beneficial interests in the Trust Preferred Securities.
          “Closing Date” has the meaning specified in the Purchase Agreement.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor legislation. A reference to a specific section (§) of the Code (or any

Treasury Regulation) refers not only to such section but also to any corresponding provision of any federal tax statute (or any Treasury Regulation) enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Company” means Deutsche Bank Capital Funding LLC X, a Delaware limited liability company.
          “Company Special Redemption Event” means (i) a Regulatory Event, (ii) a Tax Event other than a Tax Event solely with respect to the Trust or (iii) an Investment Company Act Event with respect to the Company.
          “Corporate Trust Office” means the principal corporate trust office of the Property Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.
          “Covered Person” means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust’s Affiliates; and (b) any Holder of the Trust Securities.
          “Definitive Trust Preferred Certificates” means Trust Preferred Securities issued in certificated, fully registered form.
          “Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation thereto.
          “Delaware Trustee” means Deutsche Bank Trust Company Delaware or any successor entity in a merger, consolidation or amalgamation, in its capacity as the Delaware trustee to the Trust.
          “Distributable Profits” of the Bank for any fiscal year is the balance sheet profit (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year. Such balance sheet profit includes the annual surplus or loss (Jahresüberschuss/-fehlbetrag), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect. In determining the availability of sufficient Distributable Profits of the Bank for any fiscal year to permit Capital Payments to be declared with respect to the Class B Preferred Securities during the succeeding fiscal year of the Bank, any Capital Payments already paid during the succeeding fiscal year of the Bank on the Class B Preferred Securities and any capital payments or dividends already paid on Preferred Tier 1 Securities, if any, on the basis of Distributable Profits for such fiscal year, will be deducted from such Distributable Profits.
          “DTC” means The Depository Trust Company, a New York corporation.
          “Enforcement Event” means the occurrence, at any time, of (i) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Trust Preferred Securities at the Stated Rate in full, for four consecutive Payment Periods, (ii) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities at the Stated Rate in full, for four consecutive Payment Periods, (iii) a default by the Guarantor (x) in respect of any of its obligations under Article 4 of the Trust Preferred Guarantee and (y) in the performance of any other obligation under the Trust Preferred Guarantee, and, in the case of (y), continuance of such default for 60 days after the Trust Preferred Guarantee Trustee has given notice thereof to the Guarantor or (iv) a default by the Guarantor (x) in respect of any of its obligations under Article 4 of the Class B Preferred Guarantee and (y) in the performance of any other obligation under the Class B Preferred Guarantee, and, in the case of (y), continuance of such default for 60 days after the Class B Preferred Guarantee Trustee has given notice thereof to the Guarantor.
          “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation.
          “Fiduciary Indemnified Person” has the meaning set forth in Section 11.04(b) hereof.
          “Fiscal Year” has the meaning set forth in Section 12.01 hereof.
          “Global Trust Preferred Certificate” means a Global Trust Preferred Certificate substantially in the form attached hereto as Exhibit A, representing the Trust Preferred Securities.
          “Guarantees” means collectively, the Trust Preferred Guarantee and the Class B Preferred Guarantee.
          “Guarantor” means the Bank in its capacity as guarantor under the Trust Preferred Guarantee or the Class B Preferred Guarantee, as applicable.
          “Holder” means a Person in whose name a Certificate representing a Trust Security is registered, such Person being a beneficial owner within the meaning of the Delaware Statutory Trust Act.
          “Indemnified Person” means a Bank Indemnified Person or a Fiduciary Indemnified Person (as defined in Section 11.04(b) hereof).
          “Initial Obligation” means the U.S.$700,000,025 subordinated obligation issued by Deutsche Bank Aktiengesellschaft acquired by the Company using the proceeds from the issuance of the Class B Preferred Securities.

          “Initial Redemption Date” means December 15, 2012, the first day on which the Class B Preferred Securities will be redeemable by the Company other than on the occurrence of a Company Special Redemption Event.
          “Initial Trust Agreement” has the meaning as set forth in the preamble of this Agreement.
          “Investment Company Act Event” means that the Bank shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an “investment company” within the meaning of the 1940 Act as a result of any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the date hereof.
          “Issue Date” means November 15, 2007.
          “Legal Action” has the meaning set forth in Section 3.06(h) hereof.
          “Liquidation Preference Amount” has the meaning set forth in Section 8.01 hereof.
          “List of Holders” has the meaning set forth in Section 2.02(a) hereof.
          “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Deutsche Bank Capital Funding LLC X, dated as of November 15, 2007.
          “Majority or Other Stated Percentage” means, except as provided in the terms of the Trust Securities, a vote by Holders of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of the outstanding Trust Preferred Securities or Holder of the outstanding Trust Common Security voting separately as a class, who are the record owners of more than 50% (or of equal to or more than such other stated percentage) of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Capital Payments to the date upon which the voting percentages are determined) of all outstanding Trust Securities or all outstanding Trust Securities of the relevant class, as the case may be.
          “Ministerial Action” means, a ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) which in the sole judgment of the Bank has or shall cause no adverse effect on the Trust, the Company, the Bank or the Holders or beneficial owners of the Trust Securities and shall involve no material cost.
          “Obligations” means (i) the Initial Obligation, (ii) an obligation, if any, issued by the Bank in connection with the exercise of the underwriters’ over-allotment option provided in the Purchase Agreement and having the same terms and conditions as the Initial Obligation in all respects expect for any deviations required for compliance with applicable law and (iii) the Substitute Obligations, if any.
          “Officers’ Certificate” means, with respect to any Person (who is not an individual), a certificate signed by two Authorized Officers of such Person, and, with respect to a natural person, a certificate signed by such person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:
     (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
     (b) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
          “Paying Agent” has the meaning set forth in Section 8.07 hereof.
          “Payment Amount” has the meaning set forth in Section 7.01(f) hereof.
          “Payment Date” means (i) March 15, June 15, September 15, and December 15, commencing on March 15, 2008. If any Payment Date or redemption date falls on a day that is not a Business Day, the amounts payable on such Payment Date or redemption date will be payable on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
          “Payment Period” with respect to any Payment Date means the period from and including the immediately preceding Payment Date (or the Issue Date with respect to Capital Payments payable on March 15, 2008) to but excluding the relevant Payment Date.
          “Person” means a legal person, including any individual, corporation, estate, partnership (general or limited), joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
          “Preferred Tier 1 Securities” means each class of the most senior ranking preference shares of the Bank, if any, and the most senior ranking preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank ranking on a parity with the obligations of the Bank as Guarantor under the Guarantees.
          “Property Accounts” has the meaning set forth in Section 3.08(c) hereof.
          “Property Trustee” means The Bank of New York or any successor entity in a merger, consolidation or amalgamation, in its capacity as property trustee of the Trust.

          “Purchase Agreement” means the Purchase Agreement dated as of November 7, 2007 among the Bank, the Company, the Trust and the underwriters named therein, relating to the sale and issuance of Trust Preferred Securities and Class B Preferred Securities.
          “Qualified Subsidiary” means a Subsidiary that meets the definition of “a company controlled by its parent company” as defined in Rule 3a-5 under the 1940 Act.
          “Quorum” means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.
          “Redemption Date” means the date fixed for redemption of the Trust Preferred Securities.
          “Redemption Notice” has the meaning set forth in Section 8.04 hereof.
          “Redemption Price” has the meaning set forth in Section 8.03 hereof.
          “Register” has the meaning set forth in Section 10.08 hereof.
          “Registrar” shall mean the party appointed as such pursuant to the Agency Agreement, which shall initially be Deutsche Bank Trust Company Americas.
          “Regular Trustee” has the meaning set forth in Section 6.01 hereof.
          “Regulatory Event” means that the Bank is notified by a relevant regulatory authority that, as a result of the occurrence of any amendment to, or change (including any change that has been adopted but has not yet become effective) in, the applicable banking laws of Germany (or any rules, regulations or interpretations thereunder, including rulings of the relevant banking authorities) or the guidelines of the Committee on Banking Supervision at the Bank for International Settlements, in each case effective after the date of the issuance of the Company Securities and the Trust Securities, the Bank is not, or will not be, allowed to treat the Class B Preferred Securities as core capital (Kernkapital) or Tier 1 regulatory capital for capital adequacy purposes on a consolidated basis.
          “Relevant Jurisdiction” has the meaning set forth in Section 7.01(g) hereof.
          “Responsible Officer” shall mean, when used with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Property Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.
          “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor legislation.

          “Services Agreement” means the Services Agreement dated as of November 15, 2007 among the Bank, acting directly and through its New York branch, the Company and the Trust.
          “Similar Law” has the meaning specified in Section 8.09 hereof.
          “Sponsor” means the Company or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.
          “Stated Rate” means a fixed rate per annum for each Payment Period equal to 7.350%, calculated on the basis of a 360-day year of twelve 30-day months.
          “Subsidiary” means a subsidiary (i) that is consolidated with the Bank for German bank regulatory purposes and (ii) of which the Bank owns or controls, directly or indirectly, more than (x) fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) and (y) fifty percent (50%) of the outstanding capital stock or other equity interest.
          “Substitute Obligations” means a subordinated obligation issued (in substitution for the Initial Obligation or of Substitute Obligations or any additional obligation described in the definition of “Obligations”) by the Bank or a Subsidiary with the same aggregate principal amount and interest rate and payment dates as those of the Initial Obligation and a maturity that is perpetual or is not earlier than November 15, 2037 and terms otherwise substantially identical to those of the Initial Obligation, provided, that unless the Bank itself is the issuer of the Substitute Obligations, the Bank (which may act through a branch) guarantees on a subordinated basis, at least equal to the ranking of the Initial Obligation, the obligations of the new substitute obligor; provided, in each case, that (i) the Bank and the Company has received the written opinion of a nationally recognized law firm in the United States that the delivery of such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility for purposes of Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation), of Capital Payments on the Trust Preferred Securities or cause the holders thereof to recognize gain or loss for U.S. federal income tax purposes and (ii) such substitution or replacement does not result in a Company Special Redemption Event or a Trust Special Redemption Event, and provided, further in each case that the Bank has obtained any required regulatory approvals.
          “Successor Delaware Trustee” has the meaning set forth in Section 6.06 hereof.
          “Successor Entity” has the meaning set forth in Section 3.15 hereof.
          “Successor Property Trustee” has the meaning set forth in Section 6.06 hereof.
          “Successor Trust Securities” has the meaning set forth in Section 3.15 hereof.
          “Tax Event” means (A) the receipt by the Bank of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change

(including any announced prospective change) in, the laws (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which Administrative Action, pronouncement or decision is announced, after the date hereof, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (b) the Trust, the Company, an obligor on the Obligations, or the Guarantor would be obligated to pay Additional Amounts, Additional Interest Amounts or Trust Preferred Guarantee Additional Amounts or Class B Preferred Guarantee Additional Amounts, as applicable, or (B) a final determination has been made by the German tax authorities to the effect that the Bank, as obligor on the Obligations, may not, in the determination of its taxable income for the purposes of determining German corporate income tax in any year, deduct in full interest payments on the Obligations (except to the extent such interest payments are determined to be connected with income of a branch that is not subject to taxation in Germany). However, none of the foregoing shall constitute a Tax Event if it may be avoided by the Bank, the Trust or the Company taking reasonable measures under the circumstances.
          “Transfer Agent” means the Transfer Agent appointed pursuant to the Agency Agreement.
          “Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Trust” has the meaning set forth in the preamble of this Agreement.
          “Trust Common Security” has the meaning set forth in Section 8.01 hereof.
          “Trust Common Security Certificate” means a definitive certificate in fully registered form representing a Trust Common Security substantially in the form of Exhibit B.
          “Trust Estate” means all right, title and interest of the Trust in and to (i) the Class B Preferred Securities, (ii) the related rights under the Class B Preferred Guarantee, and (iii) the Cash Property Account and the Asset Property Account, any subaccounts thereof and all financial assets credited and amounts on deposit or credit balances carried in, each of them from time to time, and all distributions and payments with respect to any of the foregoing, in each case from time to time held by the Property Trustee hereunder. “Trust Estate” shall not include any amounts paid or payable to the Guarantor pursuant to this Agreement, including without limitation, fees, expenses and indemnities.

          “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
          “Trust Liquidation” has the meaning set forth in Section 9.02 hereof.
          “Trust Preferred Guarantee” means the Trust Preferred Securities Guarantee Agreement dated as of November 15, 2007, as amended from time to time, between the Bank, as guarantor, and The Bank of New York, as Trust Preferred Guarantee Trustee, for the benefit of the Property Trustee for the benefit of the holders of the Trust Preferred Securities from time to time.
          “Trust Preferred Guarantee Additional Amounts” has the meaning set forth in the Trust Preferred Guarantee.
          “Trust Preferred Guarantee Trustee” has the meaning specified in the Trust Preferred Guarantee.
          “Trust Preferred Security” has the meaning set forth in Section 8.01(a) hereof.
          “Trust Securities” means the Trust Common Security and the Trust Preferred Securities.
          “Trust Special Redemption Event” means (i) a Tax Event solely with respect to the Trust, but not with respect to the Company or (ii) an Investment Company Act Event solely with respect to the Trust, but not with respect to the Company.
          “Trustee” or “Trustees” means each Person who has signed this Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.
          “Withholding Taxes” has the meaning set forth in Section 7.01(g) hereof.
          Section 1.02. Other Definitional Provisions.
     (a) The headings and subheadings contained in this Agreement are included for convenience of reference and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
     (b) The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (i) the singular includes the plural and the plural, the singular; (ii) words importing any gender include the other gender; (iii) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (iv) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (v) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (vi) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (vii) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (viii) references to Persons include their respective successors and assigns permitted or not prohibited by the terms of this Agreement; (ix) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America; (x) “or” is not exclusive; (xi) provisions apply to successive events and transactions; (xii) references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release or expiration; (xiii) references to mail shall be deemed to refer to first class mail, postage prepaid, unless another type of mail is specified; (xiv) all references to time shall be to New York City time unless otherwise indicated; (xv) references to specific Persons, positions or officers shall include those who or which succeed to or perform their respective functions, duties or responsibilities referred to in the proceedings in connection with the Trust Preferred Securities; (xvi) the terms “herein,” “hereunder,” “hereby,” “hereto,” “hereof” and any similar terms refer to this Agreement as a whole and not to any particular article, section or subdivision hereof; and the term “heretofore” means before the date of execution of this Agreement, the term “now” means at the date of execution of this Agreement, and the term “hereafter” means after the date of execution of this Agreement; and (xvii) references to payments of principal include any premium payable on the same date.
ARTICLE 2
TRUST INDENTURE ACT
          Section 2.01. Trust Indenture Act; Application.
     (a) This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Agreement, unless otherwise defined in this Agreement or unless the context otherwise requires.
     (b) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
     (c) The application of the Trust Indenture Act to this Agreement shall not affect the nature of the Trust Preferred Securities as equity securities representing undivided beneficial interests in the Trust Estate.

          Section 2.02. Lists of Holders of the Trust Preferred Securities.
     (a) The Registrar on behalf of the Trust shall provide the Property Trustee and the Paying Agent a list, in such form as the Property Trustee and the Paying Agent may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities (each such list, a “List of Holders”) (i) within 14 days after each record date for payment of Capital Payments, as of such record date and (ii) at any other time, within 30 days of receipt by the Trust from the Property Trustee or the Paying Agent of a written request for a List of Holders, as of a date no more than 14 days before such List of Holders is given to the Property Trustee and the Paying Agent.
     (b) The Property Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.
     (c) The Property Trustee shall be the only Trustee which is a trustee for purposes of the Trust Indenture Act.
          Section 2.03. Reports by the Trustee. Within 60 days after May 1 of each year, the Property Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the other requirements of Section 313(d) of the Trust Indenture Act.
          Section 2.04. Periodic Reports to the Trustee. The Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and shall provide, within 60 days after the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2007, the compliance certificate required by Section 314 of the Trust Indenture Act, in the form and in the manner required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust’s compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers’ Certificates furnished by the Trust).
          Section 2.05. Evidence of Compliance with Conditions Precedent. The Trust shall provide to the Property Trustee evidence of compliance with the conditions precedent, if any, provided for in this Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers’ Certificate.
          Section 2.06. Enforcement Event; Waiver.
     (a) As long as any Trust Preferred Securities are outstanding, a Majority of the Trust Preferred Securities (excluding any Trust Preferred Securities held by the Bank or any of its Subsidiaries) may, by vote, on behalf of the Holders of all of the Trust Securities, waive any past Enforcement Event and its consequences, except that any Enforcement Event in respect of a covenant or provision hereof, the LLC Agreement or any Guarantee, as applicable, which (i) cannot be modified or amended without the consent of each Holder of Trust Preferred Securities or each Holder of Class B Preferred Securities, as applicable, can only be waived by all Holders of Trust Preferred Securities, or (ii) can only be modified or amended with the consent or vote of the Holders of more than 50% of the Trust Preferred Securities or the Class B Preferred Securities, as applicable, can only be waived under this Agreement by the vote of the Holders of at least the same percentage of the Trust Preferred Securities.
     Upon such waiver, such waived Enforcement Event shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Enforcement Event or impair any right consequent thereon. For as long as any Enforcement Event has occurred and is continuing, the Property Trustee shall be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities shall have the right to direct the Property Trustee.
     The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Agreement and the Trust Securities, as permitted by the Trust Indenture Act.
          (b) A waiver of an Enforcement Event pursuant to clause (ii) or (iv) of the definition thereof under this Agreement by the Holders of the Trust Securities constitutes an instruction to the Property Trustee to waive the corresponding Event of Default under the LLC Agreement. In the absence of such waiver and upon the occurrence of an Enforcement Event pursuant to clause (ii) or (iv) of the definition thereof, the Property Trustee shall have the right to enforce the rights of the holders of Class B Preferred Securities.
          (c) The Property Trustee shall take all such other actions as directed by the Holders of the Trust Securities in accordance with the terms of this Agreement.
          Section 2.07. Notice of Enforcement Event. The Property Trustee shall, within 90 days after the occurrence of an Enforcement Event (or an event which with the passage of time would become an Enforcement Event, including the failure of the Company to pay a Capital Payment on the Class B Preferred Securities in full for any Payment Period), give to the Holders of the Trust Securities in the manner set forth in Section 15.01 hereof, notices of all Enforcement Events (or such events) actually known to a Responsible Officer of the Property Trustee, unless such Enforcement Events have been cured before the giving of such notice; provided, that, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Securities.
     The Property Trustee shall not be deemed to have knowledge of any Enforcement Event (or any such event) unless an officer of the Property Trustee in its Corporate Office shall have received written notice thereof, or a Responsible Officer of the Property Trustee shall have obtained actual knowledge of such Enforcement Event (or such event).

ARTICLE 3
ORGANIZATION
          Section 3.01. Name. The Trust is named “Deutsche Bank Capital Funding Trust X,” as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of the Trust Securities. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.
          Section 3.02. Office. The address of the principal office of the Trust is 60 Wall Street, New York, New York 10005. On ten Business Days’ written notice to the Holders of the Trust Securities, the Regular Trustees may designate another principal office.
          Section 3.03. Purpose. The Trust exists for the sole purposes of (a) issuing the Trust Securities which will constitute direct, unsecured and unsubordinated securities of the Trust, representing undivided beneficial ownership interests in the Trust Estate of the Trust, (b) investing the proceeds from the issuance of the Trust Securities in the Class B Preferred Securities and (c) except as otherwise limited herein, engaging in those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would (x) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes or (y) require the Trust to register under the 1940 Act.
          Section 3.04. Authority. Subject to the limitations provided in this Agreement and to the specific duties of the Property Trustee, the Regular Trustees shall have exclusive and complete power and authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Agreement.
          Section 3.05. Title to Property of the Trust. Except as provided in Section 3.06(c) and Section 3.08 hereof with respect to the Class B Preferred Securities and the Property Accounts or as otherwise provided in this Agreement, legal title to the Trust Estate of the Trust shall be vested in the Trust. The Holders of the Trust Securities shall not have legal title to any part of the Trust Estate of the Trust, but shall have an undivided beneficial ownership interest in the Trust Estate of the Trust.
          Section 3.06. Powers and Duties of the Regular Trustees. The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust shall not be required to register under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, which the Regular Trustees determine to be necessary for such purposes as long as such action does not adversely affect the interests of the Holders of the Trust Preferred Securities.

          The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:
     (a) To issue and sell the Trust Preferred Securities and the Trust Common Security in accordance with the terms and conditions of this Agreement; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of the Trust Common Security.
     Notwithstanding the foregoing, the Company will in connection to the exercise of the underwriters’ over-allotment option provided in the Purchase Agreement on or prior to November 22, 2007, without the consent of the Trust as the holders of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms as the Class B Preferred Securities in all respects except for any deviations required for compliance with applicable law, so as to form a single series with the Class B Preferred Securities. In such circumstances, and without consent of the holders of the Trust Preferred Securities, the Trust will issue additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities in all respects except for any deviations required for compliance with applicable law, so as to form a single series with the Trust Preferred Securities, in consideration for the receipt of such additional Class B Preferred Securities equal to the aggregate liquidation preference amount of such additional Trust Preferred Securities.
     (b) In connection with the issue and sale of the Trust Preferred Securities, at the direction of the Bank, to:
          (i) execute and file with the Commission the Registration Statement on Form F-3 prepared by the Bank, including any amendments thereto, pertaining to the Trust Preferred Securities, the Class B Preferred Securities and the Guarantees;
          (ii) execute and enter into the Purchase Agreement providing for the sale of the Trust Preferred Securities and perform the duties and obligations of the Trust thereunder;
          (iii) execute and enter into the Services Agreement and perform the duties and obligations of the Trust thereunder,
          (iv) execute and file applications, prepared by the Bank, to the New York Stock Exchange Inc. for listing upon notice of issuance of any Trust Preferred Securities, and
          (v) execute and file any documents, or take any acts that they or the Bank determines to be necessary in order to qualify or register all or part of the Trust Preferred Securities in any jurisdiction in which the Trust or the Bank has determined to qualify or register such Trust Preferred Securities for offer or sale.
     (c) To acquire the Class B Preferred Securities with the proceeds of the sale of the Trust Preferred Securities and the Trust Common Security and to execute and enter into the LLC Agreement; provided, however, that the Regular Trustees shall cause legal title to the Class B Preferred Securities to be held of record in the name of the Property Trustee for the benefit of the Holders or beneficial owners of the Trust Preferred Securities and the Holder of the Trust Common Security;
     (d) To give the Bank and the Property Trustee prompt written notice of the occurrence of a Trust Special Redemption Event; provided, that the Regular Trustees shall consult with the Bank and the Property Trustee before taking or refraining from taking any Ministerial Action in relation to a Trust Special Redemption Event;
     (e) To establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purpose of Section 316(c) of the Trust Indenture Act, Capital Payments, and to issue relevant notices to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security as to such actions and applicable record dates;
     (f) To give prompt written notice to the Holders of the Trust Securities of any notice received from the Company to the effect that the Company will not make a current, annual or quarterly distribution, as the case may be, at the Stated Rate (as defined in the LLC Agreement) in full on the Class B Preferred Securities under the LLC Agreement;
     (g) To take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Trust Securities;
     (h) To bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless pursuant to Section 3.08(e) or Section 3.08(f) hereof, the Property Trustee has the exclusive power to bring such Legal Action;
     (i) To employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;
     (j) To cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;
     (k) To give the certificates required by Section 314 of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Regular Trustee;
     (l) To incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;
     (m) To act as, or appoint another Person to act as, registrar, authenticating agent, paying agent and transfer agent for the Trust Securities;

     (n) To execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;
     (o) To take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;
     (p) To take any action, or to take no action, not inconsistent with this Agreement or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.06, including, but not limited to:
          (i) causing the Trust not to be deemed to be an “investment company” within the meaning of the 1940 Act required to be registered under the 1940 Act; and
          (ii) taking no action which would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes;
provided, that such action does not adversely affect the interests of Holders or beneficial owners of the Trust Securities;
     (q) To take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and
     (r) To execute and enter into one or more agency agreements with the Paying Agent, Registrar, Transfer Agent, Authenticating Agent and the Property Trustee.
          The Regular Trustees must exercise the powers set forth in this Section 3.06 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03 hereof, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.03 hereof.
          Subject to this Section 3.06, the Regular Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.08 hereof.
          Any expenses incurred by the Regular Trustees pursuant to this Section 3.06 shall be reimbursed by the Bank pursuant to the Services Agreement.
          Section 3.07. Prohibition of Actions by the Trust and the Trustees. The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Agreement. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

     (a) invest any proceeds received by the Trust from holding the Class B Preferred Securities, but shall distribute all such proceeds to Holders of the Trust Securities pursuant to the terms of this Agreement and of the Trust Securities;
     (b) acquire any assets other than as expressly provided herein;
     (c) possess Trust property other than for a Trust purpose;
     (d) make any loans or incur any indebtedness or acquire any securities other than the Class B Preferred Securities;
     (e) possess any power or otherwise act in such a way as to vary the Trust Estate or the terms of the Trust Securities in any way whatsoever except as provided herein;
     (f) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;
     (g) other than as set forth herein, consent to any amendment, modification or termination of the LLC Agreement or the Class B Preferred Securities where such consent shall be required; and
     (h) other than in connection with the liquidation of the Trust pursuant to a Tax Event or upon redemption of all the Trust Securities, file a certificate of cancellation of the Trust.
          Section 3.08. Powers and Duties of the Property Trustee.
     (a) The legal title to the Class B Preferred Securities shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Holders of the Trust Securities. The Property Trustee shall have the power to exercise all rights, powers and privileges with respect to the Class B Preferred Securities under the LLC Agreement as the holder of the Class B Preferred Securities. The right, title and interest of the Property Trustee to the Class B Preferred Securities shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 6.06 hereof. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Class B Preferred Securities have been executed and delivered.
     (b) The Property Trustee shall not transfer its right, title and interest in the Class B Preferred Securities to the Regular Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).
     (c) The Property Trustee shall:
          (i) establish and maintain segregated non-interest bearing trust account for the receipt, deposit and payment of funds in respect of Capital Payments on, and payments on redemption of, the Class B Preferred Securities, (plus Additional Amounts, if any), which payments shall include, but not be limited to, payments pursuant to the

Class B Preferred Guarantee (such account, the “Cash Property Account”) and to establish and maintain a segregated non-interest bearing trust account for the receipt, deposit and payment of other assets and funds in respect of the Class B Preferred Securities (such account, the “Asset Property Account” and, together with the Cash Property Account, the “Property Account”). Each of the Property Accounts shall be in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Trust Securities. Upon the receipt of payments of funds made in respect of the Class B Preferred Securities held by the Property Trustee, deposit such funds into the Cash Property Account and cause such funds to be transferred to the Paying Agent for the purpose of making payments to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security in accordance with this Agreement. The Property Trustee shall maintain all other payments of funds made in respect of the Class B Preferred Securities and the assets of the Trust in the Asset Property Account until such funds, assets or the proceeds therefrom are distributed to the Holders of the Trust Securities in accordance with this Agreement. Funds in the Property Accounts shall be held uninvested until disbursed in accordance with this Agreement. Each Property Account shall be an account that is maintained with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least U.S.$50,000,000 and subject to supervision or examination by federal or state authority;
          (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities and the Trust Common Security to the extent the Class B Preferred Securities are redeemed; and
          (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Trust Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Class B Preferred Securities to Holders of the Trust Securities.
     (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of the Trust Securities.
     (e) The Property Trustee shall take any Legal Action which arises out of or in connection with (i) an Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or (ii) the Property Trustee’s duties and obligations under this Agreement or the Trust Indenture Act.
     (f) The Property Trustee shall have the legal power, and the Regular Trustees shall have no power, to exercise all of the rights, powers and privileges of a holder of the Class B Preferred Securities and, if an Enforcement Event occurs and is continuing, the Property Trustee shall (subject to the rights of the Holders of the Trust Securities pursuant to the terms of such Trust Securities) for the benefit of Holders of the Trust Securities, enforce its rights as holder of the Class B Preferred Securities, including the right to receive Capital Payments (only if and to the extent declared or deemed declared by the Company) (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities.

     (g) The Property Trustee shall continue to serve as a Trustee until either:
          (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of the Trust Securities pursuant to the terms of the Trust Securities; or
          (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 6.06 hereof.
          (iii) Subject to this Section 3.08, the Property Trustee shall have none of the duties, liabilities, powers or the authorities of the Regular Trustees set forth in Section 3.06 hereof.
          The Property Trustee must exercise the responsibilities set forth in this Section 3.08 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.03 hereof, and the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.03 hereof.
          Section 3.09. Certain Duties and Responsibilities of the Property Trustee.
     (a) The Property Trustee, prior to the occurrence of any Enforcement Event and after the curing or waiver of all Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Property Trustee.
     (b) In case an Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.06 hereof) and is actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Upon the occurrence of an Enforcement Event, the Property Trustee, as the holder of the Class B Preferred Securities, shall enforce its rights in accordance with Section 3.08(f) hereof.
     (c) No provision of this Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
          (iii) subject to the requirement of the Property Trustee receiving a tax opinion as set forth in Section 8.05(g) or Section 8.06(b) hereof, as the case may be, the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it regarding the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Agreement, in good faith in accordance with the direction of the Holders of not less than a Majority of the Trust Securities entitled to give such directions in accordance with this Agreement;
     (d) no provision of this Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;
     (e) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Class B Preferred Securities and the Property Accounts shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Agreement and the Trust Indenture Act;
     (f) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Class B Preferred Securities or the payment of any taxes or assessments levied thereon or in connection therewith;
     (g) the money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Accounts maintained by the Property Trustee pursuant to Section 3.08(c) hereof and except to the extent otherwise required by law; and
     (h) the Property Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor or the Bank with their respective duties under this Agreement, nor shall the Property Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor or the Bank.
          Section 3.10. Certain Rights of Property Trustee.
     (a) Subject to the provisions of Section 3.09 hereof:

          (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon, any Officers’ Certificate, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (ii) any direction, request, order or demand of the Sponsor or the Regular Trustees acting on behalf of the Trust contemplated by this Agreement shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed);
          (iii) whenever in the administration of this Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, such matter (unless other evidence is herein specifically prescribed), may, in the absence of negligence or bad faith on the part of the Property Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Property Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Property Trustee, shall be full warrant to the Property Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement upon the faith thereof;
          (iv) the Property Trustee may, at the expense of the Bank, consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction;
          (v) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder of the Trust Securities, unless (a) such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the fees, charges, costs, expenses (including attorneys’ fees and expenses and the expenses of the Property Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee and (b) the Property Trustee has obtained the legal opinion, if any, required by Section 8.05(g) or Section 8.06(b) hereof, as the case may be; provided, that nothing contained in this Section 3.10(a)(v) shall be taken to relieve the Property Trustee, upon the occurrence of an Enforcement Event, of its obligation to exercise the rights and powers vested in it by this Agreement;

          (vi) prior to the occurrence of any Enforcement Event and after the curing or waiving of all Enforcement Events, the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by a Majority of Trust Securities affected (voting as a single class) but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (vii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed with due care by it hereunder;
          (viii) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Trust Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Agreement, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;
          (ix) whenever in the administration of this Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request written instructions from the Majority or Other Stated Percentage of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; provided, however, that the Property Trustee shall not be required to take any action unless it shall have obtained such legal opinions, if any, required by Section 8.05(g) or Section 8.06(d) hereof, as the case may be; and
               In the event that the Property Trustee is also acting as Authenticating Agent, Paying Agent, Transfer Agent and/or Registrar, the rights and protections afforded to the Property Trustee pursuant to this Article 3 shall also be afforded to such Authenticating Agent, Paying Agent, Transfer Agent and Registrar.
     (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.
          Section 3.11. Delaware Trustee. Notwithstanding any provision of this Agreement other than Section 6.02 hereof, the Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 (a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Property Trustee or Regular Trustees. The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the beneficial owners thereof or any other person, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. In no event shall the Property Trustee or the Delaware Trustee be liable for any act or omission of any act of the Regular Trustees hereunder. The Delaware Trustee will be entitled to the same rights, privileges and immunities as the Property Trustee is entitled to under Section 3.09 and Section 3.10 of this Agreement.
          Section 3.12. Execution of Documents. Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Delaware Statutory Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.10 hereof.
          Section 3.13. Not Responsible for Recitals or Issuance of Trust Securities. The recitals contained in this Agreement and the Trust Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Agreement or the Trust Securities.
          Section 3.14. Duration of Trust. The Trust, unless terminated pursuant to the provisions of Article 9 hereof, shall have perpetual existence.
          Section 3.15. Mergers.
     (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described in Section 3.15(b) and (c) hereof.
     (b) The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the Holders of the Trust Securities, the Property Trustee or the

Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity; provided, that:
          (i) if the Trust is not the survivor, such successor entity (the “Successor Entity”) either:
     (A) expressly assumes all of the obligations of the Trust to the Holders of the Trust Securities; or
     (B) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the “Successor Trust Securities”) so long as the Successor Trust Securities rank the same as the Trust Securities rank with respect to Capital Payments, distributions and rights upon liquidation, redemption or otherwise;
          (ii) the Company expressly acknowledges a trustee of such Successor Entity possessing the same powers and duties as the Property Trustee as the holder of the Class B Preferred Securities;
          (iii) if applicable, the Successor Trust Securities are listed, or any Successor Trust Securities will be listed upon notification of issuance, on any securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, and the Successor Securities have at least the same rating as the Trust Preferred Securities;
          (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges or tax treatment of the Holders of the Trust Preferred Securities (including any Successor Trust Securities) in any material respect;
          (v) such Successor Entity has purposes substantially identical to that of the Trust,
          (vi) such Successor Entity will be classified as a grantor trust for United States federal income tax purposes;
          (vii) the Guarantor guarantees the obligations of such Successor Entity under the Successor Trust Securities to the same extent as provided under the Trust Preferred Guarantee;
          (viii) prior to such merger, consolidation, amalgamation or replacement, the Bank has received an opinion of a nationally recognized law firm experienced in such matters to the effect that:
     (A) such merger, consolidation, amalgamation or replacement shall not adversely affect the rights, preferences and privileges or tax treatment of the Holders of the Trust Preferred Securities (including the Successor Trust Securities) in any material respect;
     (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such Successor Entity shall be required to register under the 1940 Act;
     (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such Successor Entity) shall be classified as a grantor trust for U.S. federal income tax purposes; and
     (D) following such merger, consolidation, amalgamation or replacement, the Company shall not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and
     (viii) such merger, consolidation, amalgamation or replacement does not otherwise result in a Trust Special Redemption Event and/or Company Special Redemption Event.
     (c) Notwithstanding Section 3.15(b) hereof, the Trust shall not, except with the consent of Holders of 100% of the outstanding Trust Preferred Securities (excluding Trust Preferred Securities held by the Bank and its Affiliates), consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.
ARTICLE 4
THE GUARANTOR
          Section 4.01. Responsibilities of the Guarantor. In connection with the issue and sale of the Trust Preferred Securities, the Guarantor shall have the exclusive right and responsibility to engage in the following activities:
     (a) To determine the jurisdictions in which to take appropriate action to qualify for sale all or part of the Trust Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Guarantor deems necessary or advisable in order to comply with the applicable laws of any such jurisdictions;
     (b) To prepare for filing by the Trust with the Commission a registration statement on Form F-3 in relation to the Trust Preferred Securities, Class B Preferred Securities and the Guarantees, including any amendments thereto;
     (c) To prepare for filing by the Trust applications to the New York Stock Exchange for listing upon notice of issuance of any Trust Preferred Securities; and

     (d) To negotiate the terms of and execute the Purchase Agreement providing for the sale of the Trust Preferred Securities.
          Section 4.02. Indemnification and Expenses of the Trustees. The Guarantor agrees to indemnify the Regular Trustees, the Property Trustee and the Delaware Trustee and their respective officers, directors, employees and agents for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Property Trustee or the Delaware Trustee, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder. The provisions of this Section 4.02 shall survive the resignation or removal of the Property Trustee or the Delaware Trustee, as the case may be, or the termination of this Agreement.
          Section 4.03. Covenants of the Guarantor.
     (a) The Guarantor, for so long as any Trust Preferred Securities remain outstanding, shall maintain, or shall cause a Qualified Subsidiary to maintain, 100% ownership of the Trust Common Security. Any transfer of the Trust Common Security from the Guarantor to a Qualified Subsidiary or from a Qualified Subsidiary to the Guarantor or to another Qualified Subsidiary is conditioned on the receipt by the Guarantor of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that (A) the Company shall continue to be treated as a partnership for U.S. federal income tax purposes, (B) such transfer shall not cause the Company or the Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (C) such transfer shall not cause the Company or the Trust to be required to register under the 1940 Act; (D) such transfer shall not adversely affect the limited liability of the holders of the Class B Preferred Securities and (E) such transfer shall not otherwise result in a Trust Special Redemption Event and/or a Company Special Redemption Event.
     (b) For so long as any Trust Preferred Securities remain outstanding, the Guarantor shall cause the Trust to remain a statutory trust and shall use its commercially reasonable efforts to ensure that the Trust shall not be classified as other than a grantor trust for U.S. federal income tax purposes.
     (c) The Guarantor, for so long as any of the Trust Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Trust, unless (i) a Trust Special Redemption Event or a Company Special Redemption Event occurs or (ii) the Company is in liquidation and the approval of any necessary regulatory authorities to such action has been received.

ARTICLE 5
THE TRUST COMMON SECURITYHOLDER
                    Section 5.01. Purchase of Trust Common Security. On the Closing Date, the Bank shall purchase the Trust Common Security issued by the Trust, for an amount at least equal to U.S.$25, at the same time as the Trust Preferred Securities are sold.
ARTICLE 6
TRUSTEES
                    Section 6.01. Number of Trustees. The number of Trustees initially shall be five (5), and:
               (a) At any time before the issuance of any Trust Securities, the Bank may, by written instrument, increase or decrease the number of Trustees (subject to Section 6.03(a)); and
               (b) After the issuance of any Trust Securities, the number of Trustees may be increased or decreased by vote of the Holder of the Trust Common Security at a meeting of the Holder of the Trust Common Security; provided, however, that the number of Trustees shall in no event be less than three (3); provided, further that at all times (i) if required by the Delaware Statutory Trust Act, one Trustee shall be the Delaware Trustee; (ii) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Bank or a Qualified Subsidiary (each, a “Regular Trustee”); and (iii) one Trustee shall be the Property Trustee to enforce the rights of the Trust Preferred Securities, and such Property Trustee may also serve as Delaware Trustee if it meets the applicable requirements.
                    Section 6.02. Delaware Trustee. If required by the Delaware Statutory Trust Act, one Trustee (the “Delaware Trustee”) shall be:
               (a) A natural person who is a resident of the State of Delaware; or
               (b) If not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law; provided, that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee may also be the Delaware Trustee (in which case, Section 3.11 hereof shall have no application).
               (c) The initial Delaware Trustee shall be Deutsche Bank Trust Company Delaware, a Delaware banking corporation.
          Section 6.03. Property Trustee; Eligibility.
               (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

          (i) not be an Affiliate of the Bank;
          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia (or a corporation or other person permitted by the Commission to act as trustee pursuant to the Trust Indenture Act), authorized under such laws to exercise corporate trust powers and subject to supervision or examination by a federal, state, territorial or District of Columbia authority;
          (iii) have at all times a combined capital and surplus of at least 50 million U.S. dollars (U.S.$50,000,000), and if such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to in clause (ii) above, then for the purposes of this Section 6.03(a)(iii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.03(a) hereof, the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 6.06(c) hereof.
     (c) If the Property Trustee shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Trust Common Security (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
     (d) The Guarantees shall be deemed to be specifically described in this Agreement for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
     (e) The initial Property Trustee shall be The Bank of New York, a New York banking corporation.
          Section 6.04. Qualifications of Regular Trustees and Delaware Trustee Generally. Each Regular Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.
          Section 6.05. Regular Trustees. The initial Regular Trustees shall be John Cipriani, Richard W. Ferguson and Joseph J. Rice.
     (a) Except as expressly set forth in this Agreement and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

     (b) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Delaware Statutory Trust Act or applicable law, any one Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.06(c) hereof.
          Section 6.06. Appointment, Removal and Resignation of Trustees.
     (a) Subject to Section 6.06(b) hereof, Trustees may be appointed or removed without cause at any time:
     (A) until the issuance of any Trust Securities, by written instrument executed by the Bank; and
     (B) after the issuance of any Trust Securities, by a Majority of the outstanding Trust Common Security voting as a class at a meeting of the Holder of the Trust Common Security, provided, that the Holders of Trust Common Security shall remove (x) the Property Trustee and the Delaware Trustee, respectively, in the case of a material breach of representation of the Property Trustee or the Delaware Trustee, as applicable that is not cured within 60 days after notice of such breach has been given to the Property Trustee or Delaware Trustee, as applicable, and (y) the Property Trustee in an event of bankruptcy occurs with respect to the Property Trustee.
     (b)
          (i) the Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.06(a) hereof until a successor Trustee possessing the qualifications to act as Property Trustee under Section 6.03 hereof (a “Successor Property Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Regular Trustees and the Sponsor; provided that the Holder of the Trust Common Security in the case of a removal of the Property Trustee pursuant to the proviso to clause (a) above shall use its reasonable best efforts to appoint a Successor Property Trustee within no more than 90 days of such removal;
          (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.06(a) hereof until a successor Trustee possessing the qualifications to act as Delaware Trustee under Section 3.11, Section 6.02 and Section 6.04 hereof (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor; provided that the Holder of the Trust Common Security in the case of a removal of the Delaware Trustee pursuant to the proviso to clause (a) above shall use its reasonable best efforts to appoint a Successor Delaware Trustee within no more than 90 days of such removal;

          (iii) no such removal of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity have been paid.
     (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:
          (i) no such resignation of the Trustee that acts as the Property Trustee shall be effective:
     (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or
     (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders of the Trust Securities; and
          (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee; and
          (iii) no such resignation of the Property Trustee or the Delaware Trustee shall be effective until all of the fees, charges, and expenses of such entity have been paid.
     (d) The Holder of the Trust Common Security shall use its best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.06.
     (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 6.06 within 60 days after delivery to the Sponsor and the Trust of an instrument of removal or resignation, the Property Trustee or Delaware Trustee, as applicable, resigning or being removed may petition, at the expense of the Trust, any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

     (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.
     (g) Upon termination of this Agreement or removal or resignation of the Property Trustee or Delaware Trustee, as applicable, pursuant to this Section 6.06, and before the appointment of any Successor Property Trustee or Successor Delaware Trustee, as applicable, the Trust shall pay to the Property Trustee or the Delaware Trustee, as applicable, all amounts to which it is entitled to the date of such termination, removal or resignation.
          Section 6.07. Vacancies among Trustees. If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 6.01 hereof, or if the number of Trustees is increased pursuant to Section 6.01 hereof, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.06 hereof.
          Section 6.08. Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 6.06 hereof, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Agreement.
          Section 6.09. Meetings. If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Agreement, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. Notwithstanding the foregoing, any and all actions of the Regular Trustees may be taken by the unanimous written consent of all Regular Trustees.

          Section 6.10. Delegation of Power.
     (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21, his or her power for the purpose of executing any documents contemplated in Section 3.06 hereof including any registration statement or amendment thereto filed with the Commission or making any other government filing; and
     (b) The Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.
          Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor hereunder of the Property Trustee or the Delaware Trustee, as the case may be; provided, that such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than any such filing as may be required under the Delaware Statutory Trust Act.
ARTICLE 7
CAPITAL PAYMENTS
          Section 7.01. Capital Payments.
     (a) Capital Payments on the Trust Preferred Securities shall be due and payable to the extent Capital Payments on the Class B Preferred Securities have been declared and paid (or have been deemed declared, even if the deemed declared Capital Payments on the Class B Preferred Securities were not authorized to be paid due to a lack of Operating Profits at the Company). Holders of the Trust Preferred Securities shall be entitled to receive due and payable Capital Payments in cash on the Trust Preferred Securities held by them, on a non-cumulative basis, payable quarterly in arrears on each Payment Date. Capital Payments on the Trust Preferred Securities payable on each Payment Date shall accrue for the related Payment Period.
     (b) For each Payment Period, Capital Payments shall accrue on the Liquidation Preference Amount of each Trust Preferred Security at a fixed rate per annum equal to the Stated Rate, calculated on the basis of a 360-day year of twelve 30-day months.

     (c) If any Payment Date or redemption date falls on a day that is not a Business Day, the amounts payable on such Payment Date or redemption date will be paid on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
     (d) Capital Payments and other distributions on the Trust Preferred Securities shall be paid out of, and amounts available to the Trust for such payments shall be limited to, amounts received by the Trust from the Company with respect to the Class B Preferred Securities pursuant to the provisions of the LLC Agreement and from the Guarantor pursuant to the Class B Preferred Guarantee or the Trust Preferred Guarantee (including payments by the Guarantor under the Trust Preferred Guarantee to fund Capital Payments on the Trust Preferred Securities in the event of non-payment of deemed declared Capital Payments on the Class B Preferred Securities due to a lack of Operating Profits at the Company).
     (e) Each Capital Payment shall be payable to the Holders of record as they appear on the Register on the corresponding record date. The record dates for the Trust Preferred Securities shall be (A) for Global Trust Preferred Certificates, the end of the Business Day immediately preceding the relevant Payment Date and (B) for Definitive Trust Preferred Certificates, the end of business of the 15th Business Day prior to the relevant Payment Date.
     (f) If and to the extent that the Company makes a distribution on the Class B Preferred Securities held by the Property Trustee or the Guarantor makes a payment under the Class B Preferred Guarantee (the amount of any such distribution or payment being a “Payment Amount”), the Holder of the Trust Common Security shall be entitled to receive a pro rata portion of such Payment Amount if, as and when funds are held by the Property Trustee in a Property Account; provided, however, upon the liquidation of the Trust and during the continuance of a default under the Initial Obligation or the Substitute Obligations or a failure by the Guarantor to perform any obligation under the Guarantees, holders of the Trust Preferred Securities will have a preference over the holder of the Trust Common Security with respect to payments of Capital Payments and other distributions and amounts upon redemption or liquidation of the Trust.
     (g) The payment of Capital Payments on the Trust Preferred Securities and any amount payable in liquidation or upon redemption thereof, shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the United States or Germany (or any jurisdiction from which payments are made) or, during any period in which any Substitute Obligations are outstanding, the jurisdiction of residence of any obligor on such Substitute Obligations (or any jurisdiction from which payments are made) (each, a “Relevant Jurisdiction”) or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (collectively, “Withholding Taxes”), unless such deduction or withholding is required by law. In such event, the Trust will pay, as additional Capital Payments, such additional amounts (“Additional Amounts”) to the Holders of the Trust Preferred Securities as may be necessary in order that the net amounts received by the Holders of the Trust Preferred Securities after such deduction or withholding for or on account of Withholding Taxes shall equal the amounts that otherwise would have been received in respect of the Trust Preferred Securities had no such deduction or withholding been required; provided, however, that no such Additional Amounts shall be payable in respect of the Trust Preferred Securities:
          (i) if and to the extent that the Company is unable to pay corresponding amounts in respect of the Class B Preferred Securities because such payment would exceed the Distributable Profits of the Bank for the preceding fiscal year (after subtracting from such Distributable Profits the aggregate amount of the Capital Payments on the Class B Preferred Securities to which such Additional Amounts relates and Capital Payments on the Class B Preferred Securities theretofore paid and capital payments or dividend or other distributions payable on Preferred Tier 1 Securities, if any, pro rata on the basis of such Distributable Profits);
          (ii) with respect to any Withholding Taxes that are payable by reason of a Holder or beneficial owner of the Trust Preferred Securities having some connection with any Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of the Trust Preferred Securities;
          (iii) with respect to any Withholding Taxes which are deducted or withheld pursuant to (A) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (B) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany is a party, or (C) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or
          (iv) to the extent such deduction or withholding can be avoided or reduced if the Holder or beneficial owner of the Trust Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that the exclusion set forth in this clause (iv) shall not apply if the certification, information documentation or other reporting requirement would be materially more onerous, in form (in form, procedure or substance of information required to be disclosed) to the Holder or beneficial owner of Trust Preferred Securities than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

ARTICLE 8
ISSUANCE OF TRUST SECURITIES
          Section 8.01. Designation and General Provisions Regarding Trust Securities.
     (a) The Regular Trustees shall on behalf of the Trust issue one class of preferred securities representing preferred undivided beneficial ownership interests in the Trust Estate and one class of common securities representing undivided beneficial ownership interests in the Trust Estate as follows:
          (i) Trust Preferred Securities. There is hereby designated as one class of preferred securities the noncumulative Trust Preferred Securities (the “Trust Preferred Securities”). The Trust Preferred Securities shall be issued in minimum denomination of a liquidation preference amount of U.S.$25 per Trust Preferred Security (the “Liquidation Preference Amount”) or greater integral multiples thereof. The Trust Preferred Securities shall be issued with an aggregate Liquidation Preference Amount of U.S.$700,000,000. The Global Trust Preferred Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to this Agreement, with such changes and additions thereto or deletions therefrom or in any other manner as is reasonably acceptable to the Regular Trustees (as evidenced by their execution thereof), and may have such letters, numbers or other marks of identification or designation and such legends and endorsements as the Regular Trustee may deem appropriate, or as may be required by ordinary usage, custom or practice or as may be requested to comply with any law or to conform to the rules of any stock exchange on which the Trust Preferred Securities are listed.
          (ii) Trust Common Security. There is hereby designated as one class of common securities the noncumulative Trust Common Security (the “Trust Common Security” and, together with the Trust Preferred Securities, the “Trust Securities”). The Trust Common Security shall be issued with an aggregate liquidation amount of U.S.$25. The Trust Common Security Certificate evidencing the Trust Common Security shall be substantially in the form of Exhibit B to this Agreement, with such changes and additions thereto or deletions therefrom, or in any other manner as is reasonably acceptable to the Regular Trustees (as evidenced by their execution thereof), and may have such letters, numbers or other marks of identification or designation and such legends and endorsements as the Regular Trustee may deem appropriate, or as may be required by ordinary usage, custom or practice or as may be requested to comply with any law.
     (b) The Trust shall issue no securities or other interests in the Trust Estate of the Trust other than the Trust Preferred Securities and the Trust Common Security.
     Notwithstanding the foregoing, the Company will in connection with the exercise of the underwriters’ over-allotment option provided in the Purchase Agreement on or before November 22, 2007, without the consent of the Trust as the holders of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms as the Class B Preferred Securities in all respects except for any deviations required for compliance with applicable law, so as to form a single series with the Class B

Preferred Securities. In such circumstances, and without consent of the holders of the Trust Preferred Securities, the Trust will issue additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities in all respects except for any deviations required for compliance with applicable law, so as to form a single series with the Trust Preferred Securities, in consideration for the receipt of such additional Class B Preferred Securities equal to the aggregate liquidation preference amount of such additional Trust Preferred Securities.
     (c) Each of the Trust Securities shall be signed by a Regular Trustee for the Trust by manual or facsimile signature. No Trust Security shall be valid or obligatory for any purposes or entitled to any benefit under this Agreement until authenticated by the manual signature of an Authorized Officer of the Property Trustee. Such signature shall be conclusive evidence that the Trust Security has been authenticated and delivered under this Agreement and entitled to its benefits. All Trust Securities shall be dated the date of their execution. Trust Securities bearing signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust or authenticate on behalf of the Property Trustee, as applicable shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities. Upon a written order of the Trust, signed by at least one Regular Trustee, directing the Property Trustee to authenticate and deliver Trust Securities, the Property Trustee shall authenticate and deliver the Trust Securities for original issue.
     The Property Trustee is authorized to enter into the agency agreement (the “Agency Agreement") dated the date hereof with the Bank, the Paying Agent, the Company and the Trust, and is authorized to appoint as Authenticating Agent the Paying Agent or another agent acceptable to the Trust to authenticate the Trust Preferred Securities. An Authenticating Agent may authenticate Trust Preferred Securities whenever the Property Trustee may do so. Each reference in this Agreement to authentication by the Property Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as the Property Trustee to transact with the Sponsor or any Affiliate of the Sponsor. Pursuant to the Agency Agreement, the initial Authenticating Agent shall be Deutsche Bank Trust Company Americas.
     (d) The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.
     (e) Upon issuance of the Trust Securities as provided in this Agreement, the Trust Securities so issued shall be deemed to be validly issued, fully paid and nonassessable, subject to Section 11.01 hereof with respect to the Trust Common Security.
     (f) Every Person, by virtue of having become a Holder of a Trust Preferred Security in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Agreement.

          Section 8.02. Priority of Payments on Trust Securities. Payment of Capital Payments on, and other distributions and amounts on redemption of the Trust Securities or liquidation of the Trust shall be made pro rata among the Trust Common Security and the Trust Preferred Securities based on the Liquidation Preference Amount and the liquidation amount thereof; provided, however, that upon the occurrence and during the continuance of a failure to pay interest or additional interest amounts, if any, under the Initial Obligation or the Substitute Obligations or a failure by the Bank to perform any obligation under the Trust Preferred Guarantee or the Class B Preferred Guarantee, no payment of Capital Payments or any other distributions of amounts, including upon redemption or liquidation of the Trust will be made to the holder of the Trust Common Security, unless payment in full in cash of all accumulated and unpaid Capital Payments on and amounts on redemption of, the Trust Preferred Securities have been made or provided for.
          Section 8.03. Redemption of Trust Securities.
     (a) Except as set forth in Section 8.02, upon a purchase of the Class B Preferred Securities by the Company upon redemption or otherwise, the proceeds from such purchase shall be simultaneously applied to redeem the Trust Securities for an amount equal to U.S.$25 per Trust Preferred Security and an amount equal to U.S.$25 per Trust Common Security, plus Additional Amounts, if any, plus any accumulated and unpaid Capital Payments in respect of the then current Payment Period to but excluding the date of redemption (the “Redemption Price”). In the event that payment of the Redemption Price in respect of any Trust Securities is improperly withheld or refused and not paid, Capital Payments on such Trust Securities shall continue to accrue at the Stated Rate from the designated Redemption Date to the date of actual payment of the Redemption Price, in which case the actual payment date shall be considered the Redemption Date for purposes of calculating the Redemption Price. The Property Trustee shall give prompt notice to the Holders of the Trust Preferred Securities of the Company’s intention to redeem the Class B Preferred Securities.
     (b) If, at any time, a Trust Special Redemption Event shall occur and be continuing, the Regular Trustees shall, within 90 days following the occurrence of such Trust Special Redemption Event, after consultation with DTC, the Paying Agent and the Property Trustee dissolve the Trust upon not less than 30 nor more than 60 days’ notice to the Holders of the Trust Securities, with the result that, after satisfaction of the claims of creditors of the Trust, if any, Class B Preferred Securities would be distributed on a pro rata basis to the Holders of the Trust Preferred Securities and the Holder of the Trust Common Security in liquidation of such Holders’ interest in the Trust; provided, however, that, if, at such time, the Trust has the opportunity to eliminate, within such 90-day period, the Trust Special Redemption Event by taking some Ministerial Action, then the Trust shall pursue such measure in lieu of dissolution.
     (c) If the Class B Preferred Securities are distributed to the Holders of the Trust Preferred Securities, the Bank shall use its commercially reasonable efforts to cause such Class B Preferred Securities to be eligible for clearing and settlement through DTC or a successor clearing agent and to be listed on the New York Stock Exchange or such other securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.
     (d) On the date fixed for any distribution of Class B Preferred Securities, upon dissolution of the Trust, (i) the Trust Securities shall be deemed to be redeemed and no longer be deemed to be outstanding and (ii) certificates representing Trust Securities shall be deemed to represent the Class B Preferred Securities having an aggregate liquidation preference amount equal to the Liquidation Preference Amount of, and bearing accumulated and unpaid Capital Payments equal to accumulated and unpaid Capital Payments on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.
     (e) Unless otherwise provided in this Agreement, the Trust Securities shall not be redeemable at any time at the option of the Holders of the Trust Securities.
     (f) Any Trust Securities that are redeemed shall be canceled, and not reissued, following their redemption.
     (g) No vote or consent of the Holders of any Trust Securities shall be required for the Trust to redeem and cancel any Trust Securities or distribute Class B Preferred Securities in accordance with this Agreement and the terms of the Trust Securities.
          Section 8.04. Redemption Procedures.
     (a) Redemption Notice. An irrevocable notice of redemption (including, if applicable, an irrevocable notice of distribution of Class B Preferred Securities) of the Trust Securities (a “Redemption Notice”) shall be given by the Trust in the manner set forth in Section 15.01 hereof to each Holder of Trust Securities to be redeemed not fewer than 30 nor more than 60 calendar days before the proposed Redemption Date (which, in the case of a redemption of the Class B Preferred Securities, shall be the same as the Class B Redemption Date) or such other time period or in such manner as may be required by the relevant regulatory authorities. A Redemption Notice shall be deemed to be given on the day such notice is first delivered, telecopied or mailed by first-class mail, registered or certified postage prepaid, to Holders of the Trust Securities. Each Redemption Notice shall be addressed to the Holders of the Trust Securities at the address of each such Holder appearing in the Register. No defect in the Redemption Notice or in the delivery thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.
     (b) Payment of Redemption Price. Except in the case of a distribution of the Class B Preferred Securities to the Holders of the Trust Preferred Securities, and provided the Company or the Guarantor has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of Class B Preferred Securities, then by 9:00 a.m., New York City time, on the Redemption Date, the Property Trustee shall (i) with respect to Global Trust Preferred Certificates, irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price thereon together with irrevocable instructions to DTC to make such payment or (ii) with respect to Definitive Trust Preferred Certificates, irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price thereon, together with irrevocable instructions to the Paying Agent to make such payment by check mailed to the relevant Holder (at its address in the Register on the Redemption Date) upon surrender of its Definitive Trust Preferred Certificates.
     (c) Upon satisfaction of the foregoing conditions, all rights of Holders of such Trust Securities so called for redemption shall cease on the Redemption Date, except the right of the Holders of such Trust Securities to receive the applicable Redemption Price (without interest thereon from and after the Redemption Date) or distribution of Class B Preferred Securities with the applicable liquidation preference amount.
          If any Redemption Date falls on a day that is not a Business Day, payment of all amounts otherwise payable on such date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.
     (d) Subject to the foregoing redemption provisions and procedures and applicable law (including, without limitation, U.S. federal securities law), the Bank or its Subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the secondary market or by private agreement.
          Section 8.05. Voting Rights of Trust Preferred Securities.
     (a) Except as shall be otherwise expressly provided in this Agreement or the LLC Agreement or as otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act or other applicable law, the Holders of the Trust Preferred Securities shall have no right or power to vote on any question or matter or in any proceeding or to be presented at, or to receive notice of, any meeting of Holders of Trust Securities.
     (b) Notwithstanding that Holders of the Trust Preferred Securities are entitled to vote or consent under certain circumstances described in this Agreement, any of the Trust Preferred Securities that are beneficially owned by the Bank, or any of its Subsidiaries or Affiliates, either directly or indirectly, shall not, in such case, be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding, except for the Trust Preferred Securities purchased or acquired by the Bank or its Subsidiaries or Affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its Subsidiaries or Affiliates or in connection with the distribution or trading of or market-making in connection with such Trust Preferred Securities in the ordinary course of business; provided, however, that Persons (other than Subsidiaries or Affiliates of the Bank) to whom the Bank or any of its Subsidiaries or Affiliates have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.
     (c) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 8.05(g) hereof, the Holders of a Majority of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Agreement, including the right to direct the Property Trustee, as Holder of the Class B Preferred Securities, to (i) exercise the remedies available to it under the LLC Agreement as a Holder of the Class B Preferred Securities or (ii) consent to any amendment, modification, or termination of the LLC Agreement or the Class B Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the LLC Agreement would require the consent or action of the Holders of more than 50% of the Class B Preferred Securities affected thereby, only the Holders of at least the same percentage of the Trust Preferred Securities may direct the Property Trustee to give such consent or take such action on behalf of the Trust.
     (d) If the Property Trustee fails to enforce its rights under the Class B Preferred Securities after a Holder of Trust Preferred Securities has made a written request, such Holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce the Property Trustee’s rights under the Class B Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity.
     (e) Nothing in this Agreement shall affect the right of a Holder of Trust Preferred Securities, if the Trust has failed to pay the Redemption Price with respect to Trust Preferred Securities duly called for redemption, any Capital Payments, including Additional Amounts, if applicable, that are due and owing, to directly institute a proceeding in such Holder’s own name against the Trust for enforcement of the Trust’s obligation to make such payment or against the Guarantor for enforcement of the Trust Preferred Guarantee.
     (f) In the event the consent of the Property Trustee, as the holder of the Class B Preferred Securities, is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority of the Trust Securities voting together as a single class; provided, however, that where a consent under the LLC Agreement would require the consent of the holders of more than 50% of the Class B Preferred Securities, the Property Trustee may only give such consent at the direction of the Holders of at least the same stated percentage of the Trust Securities.
     (g) The Property Trustee shall be under no obligation to take any of the actions described in Section 8.05(c)(i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that following such action, the Trust will be classified as a grantor trust for United States federal income tax purposes and each Holder of the Trust Securities will be treated as owning an undivided beneficial ownership interest in the Trust Estate.
     (h) Any required vote of Holders of the Trust Preferred Securities may be given at a separate meeting of Holders of the Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of the Trust Securities or pursuant to a written consent. The Regular Trustees shall cause a notice of any meeting at which Holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action may be taken by written consent of such Holders, to be given to the Holders of the Trust Preferred Securities in the manner set forth in Section 15.01 hereof. Each such notice shall include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.
     (i) The voting rights provided pursuant to this Section 8.05 and applicable laws may be waived by the Holders of the Trust Preferred Securities by written notice to the Property Trustee and in accordance with applicable laws.
          Section 8.06. Voting Rights of the Trust Common Security.
     (a) Except as shall be otherwise expressly provided in this Agreement or in the LLC Agreement or as otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act or other applicable law, the Holder of the Trust Common Security shall have no right or power to vote on any question or matter or in any proceeding or to be presented at, or to receive notice of, any meeting of Holders of Trust Preferred Securities. The Holder of the Trust Common Security is entitled, subject to Article 6 hereof, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.
     (b) Only after all Enforcement Events have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances pursuant to Section 8.06(c), the Holder of the Trust Common Security has the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under this Agreement, including the right to direct the Property Trustee, as holder of the Class B Preferred Security, to (i) exercise the remedies available to it under the LLC Agreement as a holder of the Class B Preferred Securities (with regard to the Class B Preferred Securities relating to the Trust Common Security) or (ii) consent to any amendment, modification, or termination of the LLC Agreement or the Class B Preferred Securities (with regard to the Class B Preferred Securities relating to the Trust Common Security) where such consent shall be required.
     (c) The Property Trustee shall be under no obligation to take any of the actions described in Section 8.06(b)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, following such action, the Trust will be classified as a grantor trust for United States federal income tax purposes and each Holder of the Trust Securities will be treated as owning an undivided beneficial ownership interest in the Trust Estate.
     (d) If the Property Trustee fails to enforce its rights under the Class B Preferred Securities after a Holder of the Trust Common Security has made a written request, such

Holder of the Trust Common Security may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Company, to enforce the Property Trustee’s rights under the Class B Preferred Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity.
     (e) The voting rights provided pursuant to this Section 8.06 and applicable laws may be waived by the Holder of the Trust Common Security by written notice to the Property Trustee and in accordance with the applicable laws.
          Section 8.07. Paying Agent. The Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Trust Preferred Securities may be presented for payment (“Paying Agent”). The Regular Trustees may appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as they shall determine. The term “Paying Agent” includes any additional paying agent. Any Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. The Trust may remove any Paying Agent or appoint a successor or additional Paying Agent on not less than 30 days’ notice to the Holders of the Trust Securities. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Agreement. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent. Deutsche Bank Trust Company Americas shall initially act as Paying Agent for the Trust Preferred Securities and the Trust Common Security. Any Paying Agent may resign as Paying Agent upon 30 days’ written notice to the Regular Trustees.
          Section 8.08. Listing. The Bank shall use its best efforts to cause the Trust Preferred Securities to be listed on the New York Stock Exchange.
          Section 8.09. Acceptance of Guarantees and Agreements. Each Holder and beneficial owner of the Trust Preferred Securities, by purchase and holding of its Trust Preferred Securities, is deemed (i) to agree to the provisions of the Trust Preferred Guarantee, including the subordination provisions therein, and (ii) to represent and warrant that on each day that it holds Trust Preferred Securities (or Class B Preferred Securities) either (A) it is not itself, and is not acquiring any Trust Preferred Securities (or Class B Preferred Securities) with “plan assets” of an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, a governmental plan which is subject to any federal, state or local law that is substantially similar to such provisions of ERISA or the Code (“Similar Law") or an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or (B) the purchase, holding and redemption of any Trust Preferred Securities (or Class B Preferred Securities) is exempt by reason of Section 408 (b) (17) of ERISA, Section 4975(D)(20) of the Code or U.S. Department of Labor prohibited transaction class exemption (“PTCE”) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers) or similar exemptions from Similar Law.

ARTICLE 9
TERMINATION AND LIQUIDATION OF THE TRUST
          Section 9.01. Dissolution of Trust.
     (a) The Trust shall dissolve:
          (i) upon the bankruptcy, insolvency or dissolution of the Bank;
          (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company;
          (iii) upon the entry of a decree of a judicial dissolution of the Company or the Trust;
          (iv) when the Trust Securities shall have been called for redemption and (x) the applicable Redemption Price shall have been paid to the Holders of the Trust Securities or (y) in connection with a redemption upon the occurrence of a Trust Special Redemption Event, all of the Class B Preferred Securities shall have been distributed to the Holders of the Trust Securities in exchange for the Trust Securities;
          (v) with the consent thereto of a Majority of the Trust Securities, voting together as a single class; or
          (vi) before the issuance of any Trust Securities, with the consent of all of the Regular Trustees and the Sponsor;
provided, that, if a claim has been made under the Trust Preferred Guarantee, the Trust shall not dissolve until (x) such claim has been satisfied and the proceeds therefrom have been distributed to the Holders of the Trust Securities or (y) the Class B Preferred Securities have been distributed to the Holders of the Trust Securities pursuant to Section 9.02 hereof.
     (b) As soon as is practicable after the occurrence of an event referred to in Section 9.01(a) hereof, the Trustees shall file a certificate of cancellation with the office of the Secretary of State of the State of Delaware.
     (c) The provisions of Section 3.09 hereof and Article 11 hereof shall survive the termination of the Trust.
          Section 9.02. Liquidation Distribution upon Termination and Dissolution of the Trust. In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (other than following a redemption of the Class B Preferred Securities) (the “Trust Liquidation”), the Holders of the Trust Securities on the date of the Trust Liquidation shall be entitled to receive, after satisfaction of the Trust’s liabilities to creditors (if any), the Class B Preferred Securities in an aggregate liquidation preference amount equal to the aggregate Liquidation Preference Amount or liquidation amount, as applicable, of such Trust Securities, plus accumulated and unpaid Capital Payments thereon in respect of the related Class

B Payment Period, and pro rata based on the respective Liquidation Preference Amount or liquidation amount, as applicable, of the Trust Securities, the remainder of the Trust Estate of the Trust. The rights of the Holder of the Trust Common Security under the Class B Preferred Securities received by such Holder upon liquidation of the Trust to any amounts payable on the Class B Preferred Securities (including pursuant to the Class B Preferred Guarantee) will be subordinated to rights of the Holders of the Trust Preferred Securities under Class B Preferred Securities received by such Holders upon liquidation of the Trust and, upon the Trust Liquidation, such Holder of the exchanged Trust Common Security will execute and deliver any additional instruments necessary or appropriate to enforce subordination in favor of such other Holders of the exchanged Trust Preferred Securities.
ARTICLE 10
TRANSFER OF INTERESTS
          Section 10.01. Form and Denomination of Trust Preferred Securities
     (a) The Trust Preferred Securities shall be issued in the form of one or more fully registered Global Trust Preferred Certificates, in minimum denomination of U.S.$25 in Liquidation Preference Amount, or integral multiples thereof, registered in the Register in the name of Cede & Co., the nominee of DTC, and be deposited with a custodian for DTC. Definitive Trust Preferred Securities representing individual Trust Preferred Securities shall not be issued except as provided in Section 10.06 hereof.
     (b) The Global Trust Preferred Certificates will be maintained on the book-entry deposit system of DTC in accordance with the procedures established by DTC. Beneficial ownership of such Global Trust Preferred Certificates will be evidenced solely through the book-entry records system maintained by DTC. Beneficial owners of Global Trust Preferred Certificates will not be recognized by the Trustees as “Holder” of the Global Trust Preferred Certificate or the Trust Preferred Security represented thereby, and beneficial owners of such Global Trust Preferred Certificates will only be able to exercise the rights of the Holders of Trust Preferred Securities indirectly through DTC and its participants and shall be subject to any agreements between the beneficial owners and DTC and/or its participants.
     (c) All of the Trust Preferred Securities issued in accordance with this Agreement shall be validly issued, fully paid and non-assessable interests in the Trust and shall be entitled to the benefits of this Agreement.
          Section 10.02. Deemed Security Holders. The Trustees may treat the Person in whose name any Global Trust Preferred Certificate or the Trust Common Security shall be registered in the Register as the sole Holder of such Global Trust Preferred Certificate or Trust Common Security, as applicable, and of the securities represented thereby for purposes of receiving Capital Payments and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Global Trust Preferred Certificate or Trust Common Security or in the securities represented thereby on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

          Section 10.03. Global Trust Preferred Certificates. Unless and until Definitive Trust Preferred Certificates have been issued to the Holders of the Trust Preferred Securities pursuant to Section 10.06:
     (a) the provisions of this Section 10.03 shall be in full force and effect and to the extent that the provisions of this Section 10.03 conflict with any other provisions of this Agreement, the provisions of this Section 10.03 shall control;
     (b) the Trust and the Trustees shall be entitled to deal with DTC as the sole Holder of the Global Trust Preferred Certificates for all purposes of this Agreement (including the payment of Capital Payments on the Global Trust Preferred Certificates and exercising the rights of the Holders of Trust Preferred Securities under this Agreement, and receiving approvals, votes or consents hereunder) and shall have no obligation to the beneficial owners of the Trust Preferred Securities;
     (c) the rights of the beneficial owners of the Global Trust Preferred Certificates shall be exercised only through DTC as Holder of the Global Trust Preferred Certificates and its participants and shall be subject to any agreement between such beneficial owners and DTC and/or its participants;
     (d) all Capital Payments and any other payments due on account of or with respect to the Global Trust Preferred Certificate shall be made to DTC as provided herein and neither the Trust nor any Trustee nor any agent of any of them shall have any responsibility or liability for the disbursement of such payments by DTC or any participant to beneficial owners of Global Trust Preferred Certificates;
     (e) transfers of beneficial ownership of such Global Trust Preferred Certificates shall be made on the books and records of DTC and/or its participants;
     (f) solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Agreement, so long as Definitive Trust Preferred Certificates have not been issued, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by DTC setting forth the beneficial owners of the Trust Preferred Securities votes or assigning the right to vote on any matter to any other Person either in whole or in part; and
     (g) notwithstanding any other provisions of this Agreement, a Global Trust Preferred Certificate may not be transferred except by DTC in whole and not in part to its successor as a Clearing Agency or to a nominee or depositary of either thereof.
          Section 10.04. Notices to Clearing Agency. Whenever a notice or other communication to the Holders of the Trust Preferred Securities is required under this Agreement, unless and until Definitive Trust Preferred Certificates shall have been issued pursuant to Section 10.06 hereof, the Regular Trustees shall give all such notices and communications specified herein to be given to DTC as the registered Holder of the Trust Preferred Securities, and shall have no notice obligations to the beneficial owners of the Global Trust Preferred Certificate.

          Section 10.05. Appointment of Successor Clearing Agency. If DTC elects to discontinue its services as clearing agency with respect to the Trust Preferred Securities, the Regular Trustees shall use their best efforts to appoint a successor to DTC as a Clearing Agency with respect to such Trust Preferred Securities.
          Section 10.06. Definitive Trust Preferred Certificates. If DTC notifies the Trust that it is unwilling or unable to continue its services as depositary for the Trust Preferred Securities or ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary or clearing agency is not appointed within 90 days after such discontinuance pursuant to Section 10.05, or if the Trust determines in its sole discretion that the Global Trust Preferred Certificate shall be exchangeable for Definitive Trust Preferred Certificates then:
          (i) Definitive Trust Preferred Certificates shall be prepared by the Property Trustee on behalf of the Trust with respect to the Trust Preferred Securities; and
          (ii) upon surrender of each Global Trust Preferred Certificate by DTC, accompanied by registration instructions, the Property Trustee shall cause Definitive Trust Preferred Certificates to be delivered to those Persons who were beneficial owners of the Trust Preferred Securities represented by a Global Trust Preferred Certificate, in accordance with the instructions of DTC. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of DTC. Any Person receiving a Definitive Trust Preferred Certificate in accordance with this Section 10.06 shall be recognized as a Holder upon receipt of such Definitive Trust Preferred Certificate and shall be registered in the Register of the Trust as a Holder of Trust Preferred Securities; and
          (iii) any Capital Payments or other payments due on Definitive Trust Preferred Certificates will be made by wire transfer or by check mailed to the address of the Holder as it appears on the Register on the relevant record date. The final payment on any Definitive Trust Preferred Certificates, however, will be made only upon presentation, and surrender thereof at the office of the Paying Agent on a Business Day. Subject to applicable escheat laws, claims to Capital Payments on Definitive Trust Preferred Certificates, or amounts payable upon redemption, will become void unless presented for payment within a period of (i) with respect to Capital Payments, four years from the relevant Payment Date, or (ii) with respect to amounts payable upon redemption, ten years from the Redemption Date.
          Section 10.07. Registration of Trust Securities.
     The Registrar shall keep or cause to be kept a register for the Trust Securities issued hereunder (herein called the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Trust Securities and of transfers and exchanges of Trust Securities as herein provided. The Register shall be in written form or capable of being converted into written form within a reasonable time. The Registrar shall record on the Register each Trust Security executed and delivered pursuant to this Agreement.

          Section 10.08. Transfer and Exchanges of Trust Securities.
     (a) Trust Securities may only be transferred, in whole or in part, in accordance with the terms of this Agreement and of the Trust Securities. Any transfer or purported transfer of any Trust Security not made in accordance with this Agreement shall be null and void.
     (b) Subject to this Article 10 (and, in the case of the Trust Common Security, subject to Section 4.03(a)), Trust Securities shall be freely transferable.
     (c) The Trustees and the Registrar shall not be required to issue, register the transfer of, or exchange any Trust Security from and after the opening of business 15 days before the Redemption Date.
     (d) No service charge shall be made for any registration of transfer or exchange of a Trust Security, but the Trustees or the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Trust Security.
     (e) Title to any Trust Security that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument.
     (f) Certificates may be transferred upon surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly endorsed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes or government charges that may be imposed in relation to such transfer. Upon surrender for registration of transfer of a Certificate, the Regular Trustees and the Property Trustee shall cause one or more new Certificates to be executed and authenticated pursuant to the applicable provisions of this Agreement in the name of the designated transferee or transferees. Global Trust Preferred Certificates and the Trust Common Security may only be transferred in whole but not in part. Definitive Trust Preferred Certificates may be transferred in whole or in part subject to the applicable minimum denomination requirements under this Agreement. If only part of Definitive Trust Preferred Certificates is transferred, a new Definitive Trust Preferred Certificate shall be issued to the transferor within three Business Days after the Registrar receives the Definitive Trust Preferred Certificate. The new Definitive Trust Preferred Certificate representing the Trust Preferred Securities that were not transferred shall be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor in the Register. The new Definitive Trust Preferred Securities Certificate representing the Trust Preferred Securities that were transferred shall be sent to the transferee within three Business Days after the Trust receives the surrendered Definitive Trust Preferred Securities Certificate by uninsured mail at the risk of the transferee, to the address specified on the form of transfer.
     (g) At the option of the Holder, Certificates may be exchanged for other Certificates in no less than the applicable minimum denominations in a like aggregate

Liquidation Preference Amount or liquidation amount, as applicable. Upon surrender for registration of exchange of a Certificate, subject to the conditions to transfer set forth in this Agreement, the Regular Trustees and the Property Trustee shall execute, authenticate and deliver pursuant to the applicable provisions of this Agreement, a new Certificate of like aggregate Liquidation Preference Amount or liquidation amount, as applicable, as the Certificate surrendered for exchange.
     (h) As a condition precedent to the registration of the transfer or exchange of any Trust Security, the Registrar may require (i) production of proof satisfactory to it as to the identity and genuineness of any signature, (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of this Agreement and (iii) such other information as the Registrar may reasonably request.
     (i) Each Certificate surrendered for registration of transfer or exchange shall be cancelled by the Property Trustee. Except as prohibited by applicable law or regulation, the Property Trustee or the Registrar may destroy such cancelled Certificate or otherwise dispose of it in accordance with its usual practices.
     (j) By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Agreement.
     (k) The Registrar shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the 1940 Act; except that if a certificate is specifically required by the terms of this Section 10.08 to be provided to the Registrar by a prospective transferee, the Registrar shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 10.08.
          Section 10.09. Lost or Stolen Trust Securities, Etc. If (i) any mutilated Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there shall be delivered to the Registrar, the Regular Trustee and the Property Trustee such security or indemnity as may be required by them to hold each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser or, as applicable, any protected purchaser, the Regular Trustees and the Property Trustee shall make available for delivery, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate, a new Certificate of a like aggregate liquidation amount. In connection with the issuance of any new Certificate, the Registrar, the Regular Trustee or the Property Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of a Certificate corresponding to that evidenced by the lost, stolen or destroyed Certificate, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
ARTICLE 11
LIMITATION OF LIABILITY OF HOLDERS OF TRUST SECURITIES, TRUSTEES OR
OTHERS
          Section 11.01. Liability.
     (a) Except as expressly set forth in this Agreement, the Trust Preferred Guarantee and the terms of the Trust Securities, the Bank, the Guarantor, the Sponsor and the Trustees shall not be:
          (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Trust Securities, which shall be made solely from assets of the Trust; and
          (ii) required to pay to the Trust or to any Holder of the Trust Securities any deficit upon dissolution of the Trust or otherwise.
     (b) Notwithstanding any other provision herein, the Holder of the Trust Common Security, by entering into this Agreement, agrees that it shall be liable directly to any creditor or claimant of or against the Trust for the entire amount of all of the debts and obligations of the Trust (other than obligations to the Holders of the Trust Securities in their capacities as Holders) to the extent not satisfied out of the Trust’s assets. This Section 11.01(b) shall automatically terminate upon (i) the adoption of final or temporary U.S. federal tax regulations which, if the Trust were not classified as a grantor trust for U.S. federal income tax purposes, would result in the classification of the Trust as a partnership for U.S. federal tax purposes without regard to its organic characteristics and (ii) the taking of such action, if any, by the Trust or the Holders of the Trust Securities as may be necessary to achieve such classification.
     (c) Pursuant to Section 3803(a) of the Delaware Statutory Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
          Section 11.02. Exculpation.
     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law, except that a Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.
     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Capital Payments to Holders of the Trust Securities might properly be paid.
          Section 11.03. Fiduciary Duty.
     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.
     (b) Unless otherwise expressly provided herein:
          (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or
          (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of the Trust Securities,
     the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.
     (c) Whenever in this Agreement, an Indemnified Person is permitted or required to make a decision:
          (i) in its “discretion” or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires,

including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or
          (ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.
          Section 11.04. Indemnification.
     (a)
          (i) To the fullest extent permitted by applicable law, the Bank shall indemnify and hold harmless any Bank Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Bank Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Bank Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          (ii) The Bank shall indemnify, to the fullest extent permitted by law, any Bank Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Bank Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Bank Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.
          (iii) To the extent that a Bank Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.04(a), or in defense of any claim, issue or matter therein, he shall be indemnified by the Bank, to the fullest extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          (iv) Any indemnification under paragraphs (i) and (ii) of this Section 11.04(a) (unless ordered by a court) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the Bank Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a Quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Holder of the Trust Common Security.
          (v) Expenses (including attorneys’ fees) incurred by a Bank Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 11.04(a) shall be paid by the Bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Bank Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Bank as authorized in this Section 11.04(a). Notwithstanding the foregoing, no advance shall be made by the Bank if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a Quorum of disinterested Regular Trustees, (ii) if such a Quorum is not obtainable, or , even if obtainable, if a Quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Holder of the Trust Common Security, that, based upon the facts known to the Regular Trustees, counsel or the Holder of the Trust Common Security at the time such determination is made, such Bank Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Bank Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or the Holder of the Trust Common Security reasonably determine that such person deliberately breached his duty to the Trust or to the Holder of the Trust Common Security.
          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 11.04(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Bank or Holders of the Trust Securities or otherwise. All rights to indemnification under this Section 11.04(a) shall be deemed to be provided by a contract between the Bank and each Bank Indemnified Person who serves in such capacity at any time while this Section 11.04(a) is in effect. Any repeal or modification of this Section 11.04(a) shall not affect any rights or obligations then existing.

          (vii) The Bank or the Trust may purchase and maintain insurance on behalf of any person who is or was a Bank Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions of this Section 11.04(a).
          (viii) For purposes of this Section 11.04(a), references to “the Trust” shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 11.04(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.
          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.04(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Bank Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (b) The Bank agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a “Fiduciary Indemnified Person”) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Fiduciary Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 11.04(b) shall survive the satisfaction and discharge of this Agreement.
          Section 11.05. Outside Businesses.
          Any Covered Person, the Bank, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of the Trust Securities shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Any Covered Person, the Bank, the Delaware Trustee or the Property Trustee shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Bank, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Bank or any Affiliate of the Bank, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Bank or its Affiliates.
ARTICLE 12
ACCOUNTING
          Section 12.01. Fiscal Year.
          The fiscal year of the Trust (“Fiscal Year”) shall be the calendar year, or such other year as is required by the Code or the Treasury Regulations.
          Section 12.02. Certain Accounting and Reporting Matters.
     (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Regular Trustees.
     (b) Within 90 days after the end of each Fiscal Year, the Property Trustee shall provide to the Holder of the Trust Common Security the audited financial statements of the Trust for such Fiscal Year prepared in accordance with generally accepted accounting principles.
     (c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of the Trust Securities, any annual U.S. federal income tax information statement required by the Code, containing such information with regard to the Trust Securities held by each Holder of the Trust Securities as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall use commercially reasonable efforts to deliver all such statements within 30 days after the end of each Fiscal Year.
     (d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority an annual U.S. federal income tax return on Internal Revenue Service Form 1041 or other applicable form or statement under U.S. federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

          Section 12.03. Banking.
          The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Class B Preferred Securities held by the Property Trustee shall be made directly to a Property Account and no other funds of the Trust shall be deposited in the Property Accounts. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Accounts.
ARTICLE 13
AMENDMENTS AND MEETINGS
          Section 13.01. Amendments.
     (a) Except as otherwise provided in this Agreement or by any applicable terms of the Trust Securities, this Agreement may only be amended or modified by a written instrument approved and executed by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees); and in certain circumstances, the Delaware Trustee and the Property Trustee;
     (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:
          (i) unless, in the case of any proposed amendment, the Property Trustee and the Delaware Trustee shall have first received an Officers’ Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Trust Securities);
          (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee or the Delaware Trustee, the Property Trustee or the Delaware Trustee, as the case may be, shall have first received an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Agreement (including the terms of the Trust Securities); and
          (iii) to the extent the result of such amendment would be to:
     (A) cause the Trust to fail to be classified as a grantor trust for purposes of United States federal income tax;
     (B) cause the Company to be classified as an association or a publicly traded partnership taxable as a corporation for purposes of United States federal income tax;
     (C) reduce or otherwise adversely affect the powers of the Property Trustee; or

     (D) cause the Trust or the Company to be required to register under the 1940 Act.
     (c) In the event the consent of the Property Trustee, as the holder of the Class B Preferred Securities is required under the LLC Agreement with respect to any amendment, modification or termination of the LLC Agreement or the Class B Preferred Securities, or under the Class B Preferred Guarantee with respect to any amendment, modification or termination of such Class B Preferred Guarantee, the Property Trustee shall request the direction of the Holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority of the Trust Securities voting together as a single class; provided, however, that where a consent under the LLC Agreement or the Class B Preferred Guarantee would require the consent of the Holders of a specified percentage of Class B Preferred Securities in excess of 50%, the Property Trustee may only give such consent at the direction of the Holders of at least the same percentage in Liquidation Preference Amount and liquidation amount, as applicable, of the Trust Securities; provided, further, that the Property Trustee shall not be obligated to take any action in accordance with the directions of the Holders of the Trust Securities under this Section 13.01(c) unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust shall not fail to be classified as a grantor trust for United States federal income tax purposes;
     (d) At such time after the Trust has issued any Trust Securities that remain outstanding, any amendment that would (i) materially adversely affect the powers, preferences or special rights of the Trust Securities whether by way of amendment to this Agreement or otherwise or (ii) provide for the dissolution, winding up or termination of the Trust other than pursuant to the terms of this Agreement, may be effected only with the approval of the Holders of at least a Majority of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in Section 13.01(d)(i) hereof would adversely affect only the Trust Preferred Securities or the Trust Common Security, then only the affected class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority of such class of Trust Securities outstanding;
     (e) Article 7 hereof, Section 11.01(c) hereof and this Section 13.01 shall not be amended without the consent of all of the Holders of the Trust Securities;
     (f) Article 5 hereof shall not be amended without the consent of the Holders of a Majority of the Trust Common Security;
     (g) The rights of the Holder of the Trust Common Security under Article 6 hereof to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holder of a Majority of the Trust Common Security; and
     (h) Notwithstanding Section 13.01(c) hereof, this Agreement may be amended without the consent of any Holders of the Trust Securities to:

          (i) cure any ambiguity;
          (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement;
          (iii) add to the covenants, restrictions or obligations of the Bank;
          (iv) conform to any change in the 1940 Act or the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated under either such Act by any legislative body, court, government agency or regulatory authority; and
          (v) modify, eliminate and add to any provision of this Agreement to such extent as may be necessary or desirable; provided, that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Holders.
          Section 13.02. Meetings of the Holders of Trust Securities; Action by Written Consent.
     (a) Meetings of the Holders of any class of Trust Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Trust Securities) to consider and act on any matter on which Holders of such class of Trust Securities are entitled to act under the terms of this Agreement, the terms of the Trust Securities, the LLC Agreement, the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading the Delaware Statutory Trust Act or other applicable law. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in Liquidation Preference Amount or liquidation amount, as applicable, of such class of Trust Securities. Such direction shall be given by delivering to the Regular Trustees one or more notices in a writing stating that the signing Holders of the Trust Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of the Trust Securities calling a meeting shall specify in writing the Certificates held by the Holders of the Trust Securities exercising the right to call a meeting and only those Trust Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.
     (b) Except to the extent otherwise provided in the terms of the Trust Securities, the following provisions shall apply to meeting of Holders of the Trust Securities:
          (i) notice of any such meeting shall be given to all the Holders of the Trust Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Any action that may be taken at a meeting of the Holders of the Trust Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of the Trust Securities owning not less than the minimum amount of Trust Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of the Trust Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of the Trust Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;
          (ii) each Holder of a Trust Security may authorize any Person to act for it by proxy on all matters in which a Holder of the Trust Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of the Trust Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Trust Securities were shareholders of a Delaware corporation;
          (iii) each meeting of the Holder of the Trust Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and
          (iv) unless the Delaware Statutory Trust Act, this Agreement, the Trust Indenture Act, the listing rules of any stock exchange on which the Trust Preferred Securities are then listed for trading or the terms of the Trust Securities otherwise provide, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of the Trust Securities, including notice of the time, place or purpose of any meeting at which any matters is to be voted on by any Holders of the Trust Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.
ARTICLE 14
REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE
          Section 14.01. Representations and Warranties of Property Trustee.
          The Trustee that acts as initial Property Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the date of this Agreement, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee’s acceptance of its appointment as Property Trustee that:
     (a) The Property Trustee is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Agreement;

     (b) The execution, delivery and performance by the Property Trustee of the Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee. The Agreement has been duly executed and delivered by the Property Trustee;
     (c) The execution, delivery and performance of the Agreement by the Property Trustee does not conflict with or constitute a breach of the Articles of Incorporation or By-laws of the Property Trustee; and
     (d) The Property Trustee, pursuant to this Agreement, shall hold legal title to, and a valid ownership interest on behalf of the Holders of the Trust Securities, in the Class B Preferred Securities and agrees that, except as expressly provided or contemplated by this Agreement, it shall not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Class B Preferred Securities.
          Section 14.02. Representations and Warranties of Delaware Trustee.
          The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust, to the Bank and to the Sponsor at the date of this Agreement, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee that:
     (a) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Agreement;
     (b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Agreement; and
     (c) The Delaware Trustee is an entity that has its principal place of business in the State of Delaware.
ARTICLE 15
MISCELLANEOUS
          Section 15.01. Notices.
          All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first-class, registered or certified mail, as follows:
     (a) If given to the Trust, in care of the Regular Trustees at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Trust Securities):
Deutsche Bank Capital Funding Trust X
60 Wall Street

New York, New York 10005
Telecopy No.: (732) 460-7125
Attention: Treasury (mail stop NYC 60-4011)
with a copy to:
Deutsche Bank Capital Funding Trust X
c/o Deutsche Bank Trust Company Delaware
1011 Centre Road, Suite 200
Wilmington, Delaware 19805
    (b) If given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the other Trustees):
Deutsche Bank Trust Company Delaware
1011 Centre Road, Suite 200
Wilmington, Delaware 19805
Telecopy No.: (302) 636-3333
Attention: Corporate Services Division
    (c) If given to the Property Trustee, at the mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders of the Trust Securities and the other Trustees):
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Telecopy No.: (212) 815-5802
Attention: Corporate Trust Administration
    (d) If given to the Sponsor, at the mailing address set forth below (or such address as the Sponsor may give notice of to the Holders of the Trust Securities and the Trustees):
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
Telecopy No.: (+49) 69 910-35092
Attention: Group Treasury
    (e) If given to the Holder of the Trust Common Security, at the mailing address set forth below (or such other address as the Holder of the Trust Common Security may give notice of to the Trust):

Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany

Telecopy No.: (+49) 69 910-35092
Attention: Group Treasury
     (f) If given to the Holders of the Trust Preferred Securities, at the address set forth in the Register.
          Notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.
          Section 15.02. Governing Law.
          This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.
          Section 15.03. Intention of the Parties.
          It is the intention of the parties hereto that the Trust be classified for U.S. federal income tax purposes as a grantor trust. The provisions of this Agreement shall be interpreted to further this intention of the parties.
          Section 15.04. Successors and Assigns.
          Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Agreement by the Sponsor, the Bank, the Guarantor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.
          Section 15.05. Partial Enforceability.
          If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
          Section 15.06. Counterparts.
          This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Trustees and a duly authorized officer of the Sponsor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

REGULAR TRUSTEES

Name:
Title:

Name:
Title:

Name:
Title:

THE BANK OF NEW YORK, as Property Trustee
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Delaware Trustee
By:
Name:
Title:

By:
Name:
Title:
Amended & Restated Trust Agreement

DEUTSCHE BANK AKTIENGESELLSCHAFT, as the Bank and Guarantor
By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK CAPITAL FUNDING LLC X, as Sponsor
By:
Name:
Title:

By:
Name:
Title:
Amended & Restated Trust Agreement

EXHIBIT A-1
[FORM OF GLOBAL TRUST PREFERRED CERTIFICATE]
     THIS CERTIFICATE IS A GLOBAL TRUST PREFERRED CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT REFERRED TO HEREINAFTER.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY, AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFER OF THIS GLOBAL TRUST PREFERRED CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.
     FURTHER, THE HOLDER HEREOF, BY PURCHASING AND HOLDING THIS CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT ON EACH DAY THAT IT HOLDS THE TRUST PREFERRED SECURITIES (OR CLASS B PREFERRED SECURITIES) EITHER (A) IT IS NOT ITSELF, AND IS NOT ACQUIRING ANY SECURITIES (OR CLASS B PREFERRED SECURITIES) WITH “PLAN ASSETS” OF, AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH PLAN’S INVESTMENT IN THE ENTITY OR (B) THE PURCHASE, HOLDING AND REDEMPTION OF ANY SECURITIES (OR CLASS B PREFERRED SECURITIES) IS EXEMPT BY REASON OF SECTION 408(B)(17) OF ERISA, SECTION 4975(D)(20) OF THE CODE OR U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23 (FOR CERTAIN TRANSACTIONS DETERMINED BY IN-HOUSE ASSET MANAGERS), PTCE 95-60 (FOR CERTAIN TRANSACTIONS INVOLVING INSURANCE COMPANY GENERAL ACCOUNTS), PTCE 91-38 (FOR CERTAIN TRANSACTIONS INVOLVING BANK COLLECTIVE INVESTMENT FUNDS), PTCE 90-1 (FOR CERTAIN TRANSACTIONS

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INVOLVING INSURANCE COMPANY SEPARATE ACCOUNTS), OR PTCE 84-14 (FOR CERTAIN TRANSACTIONS DETERMINED BY INDEPENDENT QUALIFIED PROFESSIONAL ASSET MANAGERS) OR SIMILAR EXEMPTIONS FROM SIMILAR LAW.

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CUSIP Number: 25154D102	Aggregate Liquidation
ISIN: US25154D1028	Preference Amount
R-___	U.S.$_________

November 15, 2007
CERTIFICATE FOR TRUST PREFERRED SECURITIES OF
DEUTSCHE BANK CAPITAL FUNDING TRUST X
Noncumulative Trust Preferred Securities
(Liquidation Preference Amount U.S.$25 per Trust Preferred Security)
     This Trust Preferred Security is a Global Trust Preferred Certificate within the meaning of the Amended and Restated Trust Agreement, dated as of November 15, 2007 (the “Trust Agreement"), by and among Deutsche Bank Aktiengesellschaft, Deutsche Bank Capital Funding LLC X, Deutsche Bank Trust Company Delaware, as Delaware Trustee, The Bank of New York, as Property Trustee (the “Property Trustee”), and the Regular Trustees and is registered in the name of The Depository Trust Company (“DTC”) or a nominee of DTC as owner of an undivided beneficial ownership interest in the Trust Estate of Deutsche Bank Capital Funding Trust X (the “Trust”) as described in the Trust Agreement. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security in whole and not in part by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.
          To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Trust Preferred Security is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement, as amended from time to time, the Holder by virtue of its acceptance hereof assents and by which the Holder is bound. This Global Trust Preferred Certificate does not purport to summarize the Trust Agreement. Reference is hereby made to the Trust Agreement (to which this Global Trust Preferred Certificate is subject and which is incorporated herein by reference in its entirety as fully as if it were restated herein) for a statement of the duties, obligations, rights, interests and benefits of the registered Holder hereof and the rights, duties and immunities of the Property Trustee.
          The interest in the Trust Estate evidenced by this Global Trust Preferred Certificate is limited to the right to receive a pro rata share of the Capital Payments received by the Property Trustee in respect of the Class B Preferred Securities issued by the Sponsor (the “Class B Preferred Securities"), at the times and in the manner provided in the Trust Agreement.
Global Trust Preferred Certificate

          This Global Trust Preferred Certificate is transferable as provided in the Trust Agreement, subject to the limitations referred to herein and in the Trust Agreement, only upon entry of such transfer in the Register kept by the Registrar and only upon surrender of this Global Trust Preferred Certificate for transfer to the Registrar together with an endorsement or a written instrument of transfer (executed by the registered Holder hereof or his or her duly authorized attorney) in form satisfactory to the Registrar. No transfer of this Global Trust Preferred Certificate shall be registered unless the transferee satisfies the requirements set forth in the Trust Agreement.
          No service charge shall be made for registration of transfer or exchange of this Global Trust Preferred Certificate, but the Registrar, the Property Trustee or any agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          In connection with the involuntary or voluntary liquidation, dissolution, winding-up or termination of the Trust not involving the redemption of the Class B Preferred Securities in whole or the liquidation or dissolution of the Sponsor, the Holders shall be entitled to receive corresponding amounts of Class B Preferred Securities.
          The Holders shall be entitled to receive cash Capital Payments from the date of original issuance of the Trust Preferred Securities payable on a noncumulative basis, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2008, as and when funds are available to the Trust to make such Capital Payments. With respect to each Payment Period, Capital Payments shall be payable on the Liquidation Preference Amount of each Trust Preferred Security at the Stated Rate to the extent funds are available to the Trust to make such Capital Payments.
          The Trust Preferred Securities shall be redeemed if the Class B Preferred Securities are redeemed. The redemption terms for the Class B Preferred Securities including certain restrictions, limitations and prohibitions are as described in the LLC Agreement.
          The Holders shall not be entitled to vote except as provided in the Trust Agreement.
          The Trust and each Trustee may treat the Person in whose name this Trust Preferred Security is registered on the Register as the owner of this Trust Preferred Security for all purposes, and none of the Trustees shall be affected by any notice to the contrary.
          The Holder, by its acceptance of this Global Trust Preferred Certificate, agrees that the Trust Preferred Securities evidenced thereby shall look solely to the funds in the Property Account to the extent available for distribution to the Holder as provided in the Trust Agreement for payment hereunder and that the Property Trustee in its individual capacity is not personally liable to the Holder for any amounts payable under this Global Trust Preferred Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.
Global Trust Preferred Certificate

          This Global Trust Preferred Certificate shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
          Definitive Trust Preferred Certificates representing individual Trust Preferred Securities shall not be issued; provided, however, that in the event that DTC or any successors thereto shall be unable to clear and settle the Trust Preferred Securities, definitive Trust Preferred Certificates representing individual Trust Preferred Securities may be issued.
          This Global Trust Preferred Certificate shall not be entitled to any benefit under the Trust Agreement or become valid or obligatory for any purpose until it shall have been executed by the Property Trustee or an Authenticating Agent appointed pursuant to the Agency Agreement.
          Copies of the Trust Agreement, the Limited Liability Company Agreement, the Trust Preferred Guarantee and the Class B Preferred Guarantee shall be provided by the Property Trustee to any Holder upon written request and at the expense of the Holder at the Property Trustee’s corporate trust office.
          IN WITNESS WHEREOF, the Trust has executed this certificate as of the day and year first written above.

DEUTSCHE BANK CAPITAL FUNDING TRUST X
By:
as Regular Trustee

By:
as Regular Trustee

Global Trust Preferred Certificate

CERTIFICATE OF AUTHENTICATION
          Dated:                                         2007.
          This is one of the Trust Preferred Securities designated therein referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK,
not in its individual capacity, but solely
as Property Trustee

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

Name:

Authorized Signatory

Name:

Authorized Signatory
Global Trust Preferred Certificate

EXHIBIT B
[FORM OF TRUST COMMON SECURITY CERTIFICATE]
     THIS TRUST COMMON SECURITY IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT
     THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN THE TRUST ESTATE. TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

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Aggregate Liquidation
Amount
Certificate Number CS-___	U.S.$25

______, 2007
CERTIFICATE FOR THE TRUST COMMON SECURITY OF
DEUTSCHE BANK CAPITAL FUNDING TRUST X
Trust Common Security
(Liquidation Amount U.S.$25 per Trust Common Security)
          DEUTSCHE BANK CAPITAL FUNDING TRUST X, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Deutsche Bank Aktiengesellschaft (the “Holder”) is the registered owner of one (1) common security of the Trust representing an undivided beneficial ownership interest in the Trust Estate designated the Trust Common Security (liquidation amount U.S.$25 per Trust Common Security) (the “Trust Common Security”). The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Common Security represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement dated as of November 15, 2007, as the same may be amended from time to time (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning given them in the Agreement.
Trust Common Certificate

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          IN WITNESS WHEREOF, the Trust has executed this certificate as of the day and year first written above.

DEUTSCHE BANK CAPITAL FUNDING TRUST X
By:
as Regular Trustee

By:
as Regular Trustee

Trust Common Certificate

ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

          agent to transfer this Trust Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

          (Sign exactly as your name appears on the other side of this Trust Common Security Certificate)

ii